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Exhibit (a)(1)(A)

ZORAN CORPORATION

OFFER TO EXCHANGE
RESTRICTED STOCK OR RESTRICTED STOCK UNITS
FOR
CERTAIN OUTSTANDING STOCK OPTIONS

THIS OFFER AND YOUR WITHDRAWAL RIGHTS EXPIRE
AT 9:00 P.M., PACIFIC TIME, ON FEBRUARY 6, 2006, UNLESS WE EXTEND THE OFFER.

This document constitutes part of the Section 10(a) Prospectus
Relating to the Zoran Corporation 2005 Equity Incentive Plan

The Date of this Offer is January 6, 2006

        Zoran Corporation ("Zoran," the "Company," "we," "us" or "our") is offering eligible employees the opportunity to exchange, on a grant-by-grant basis, their outstanding eligible options for shares of restricted stock or restricted stock units that we will grant under our 2005 Equity Incentive Plan (the "2005 Plan"). Eligible employees participating in the offer who are subject to U.S. income taxation will receive shares of restricted stock subject to vesting, while all other eligible employees participating in the offer will receive restricted stock units that will represent the right to receive shares of our common stock upon vesting. In this offer to exchange, except where it is necessary to differentiate between these two types of awards, we refer to both shares of restricted stock and restricted stock units collectively as "restricted stock rights."

        You are eligible to participate in the offer if you are an employee of Zoran or one of our subsidiaries, other than an individual employed in Canada, on the date of this offer and have neither ceased to be an employee nor have submitted or received a notice of termination of employment prior to the expiration of this offer. Unless extended, this offer will expire at 9:00 p.m., Pacific Time, on February 6, 2006. Members of our Board of Directors, including those who are employees, our executive officers and individuals employed in Canada are not eligible to participate.

        Options eligible for exchange in this offer are outstanding options granted under our 1993 Stock Option Plan, our 2000 Nonstatutory Stock Option Plan or the Oak Technology, Inc. 1994 Stock Option Plan that have an exercise price per share that is more than a "threshold price," which is the greater of U.S. $20.00 and the closing sale price of our common stock reported on the Nasdaq National Market on the date this offer expires.

        For the purposes of this offer, the term "option" means a particular option grant to purchase a specified number of shares of our common stock at a specified exercise price per share. You may tender for exchange any one or more of your eligible options or none at all. However, if you choose to tender an eligible option, you must tender the entire outstanding, unexercised portion of that option. We will not accept partial tenders of options.

        The number of restricted stock rights to be granted in exchange for each eligible option surrendered in this offer will be determined based upon an exchange ratio. We have established an individual exchange ratio for each eligible option, depending on its exercise price and remaining contractual term. Separate from this offer to exchange, you will receive an Individual Statement of Options. Your statement identifies each of the options you currently hold which has an exercise price greater than U.S. $20.00 and the exchange ratio that will apply to the option if it meets the requirements for eligibility on the date the offer expires. An exchange ratio represents the number of shares subject to an eligible option that will be canceled, should you choose to tender that option in this offer, for each one restricted stock right that would be granted to you. Any fractional unit will be rounded to the nearest whole number. Your statement indicates for each of the options listed the number of restricted stock rights you will receive if the option is exchanged.

        Each share of restricted stock granted pursuant to this offer is a share of our common stock that is issued to you on the date the award is granted, subject to vesting through your continued employment for a specified period. Until shares of restricted stock have vested, they remain subject to forfeiture if your employment terminates and restrictions on transfer. If and when the shares vest, they will be free of forfeiture conditions and restrictions on transfer, other than required tax withholding and compliance with applicable securities laws, company securities trading policies and any other legal requirements.

        Each restricted stock unit granted pursuant to this offer represents the right to receive one share of our common stock upon vesting through your continued employment for a specified period. Until restricted stock units have vested, they remain subject to forfeiture if your employment terminates and restrictions on transfer. If and when the restricted stock units vest, the underlying shares of common stock will be issued to you free of forfeiture conditions and restrictions on transfer, other than required tax withholding and compliance with applicable securities laws, company securities trading policies and any other legal requirements. All restricted stock rights awards will be subject to the terms of the 2005 Plan and an award agreement between you and Zoran.

        Participation in this offer is voluntary, and there are no penalties for electing not to participate. If you choose not to participate in the offer, you will not receive restricted stock rights, and your outstanding options will remain outstanding according to their existing terms and conditions.

        If you want to exchange any of your eligible options, before our offer expires you must complete, sign and date the form of Letter of Transmittal that we have provided to you and deliver the Letter of Transmittal to us according to the instructions contained in the Letter of Transmittal.

        To inform yourself about our offer, you should:

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  read this whole document, the Letter of Transmittal, the 2005 Plan and either the form of restricted stock agreement or the form of restricted stock units agreement, whichever is applicable to you, because they contain important information;

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  review your Individual Statement of Options;

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  consider the questions and answers in the Summary Term Sheet which starts on page 1; and

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  call Karen Pereira at +1 (408) 523-6596 or send an e-mail to optionexchange@zoran.com, if you have questions about our offer or need another copy of this document or any of the other documents listed above.

        We are making this offer upon the terms and conditions described in this offer to exchange, the Letter of Transmittal and Notice of Withdrawal. The offer is not conditioned on any minimum number of options being exchanged. Our offer is, however, subject to conditions that we describe in Section 7 of Part III of this document.

        Shares of our common stock are quoted on the Nasdaq National Market under the symbol "ZRAN." On December 30, 2005, the closing price of one share of common stock on the Nasdaq National Market was $16.21. We recommend that you get current market prices for our common shares before deciding whether to exchange your eligible options.

IMPORTANT NOTICE

        Although our Board of Directors has approved this offer, neither we nor our Board of Directors makes any recommendation to you as to whether or not you should tender your eligible options for exchange. Also, Zoran has not authorized any person to make any recommendation on its behalf as to whether or not you should accept this offer.

        You must make your own decision as to whether or not to exchange your eligible options. In doing so, you should rely only on the information contained in the offering materials, the materials referenced in Section 18 of Part III of this document, any official question and answer session organized by our Human Resources Department, or any other authorized communications from Zoran made generally available to eligible employees, as no other representations or information have been authorized by Zoran. You also may wish to consult with your own advisors, including your tax advisor, before making any decisions regarding the offer.

        The restricted stock rights we are offering may end up being worth less than your existing options. In evaluating this offer, you should keep in mind that the future performance of Zoran and its stock will depend upon, among other factors, the future overall economic environment, the performance of the overall stock market and companies in our sector, the performance of our own business and the other risks and uncertainties set forth in our filings with the Securities and Exchange Commission. In particular, we recommend that you read our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended by our Form 10-K/A filed on May 2, 2005, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, and our Current Reports on Form 8-K filed since December 31, 2004, each of which has been filed with the Securities and Exchange Commission and is available at its web site at www.sec.gov.

        The statements in this document concerning the eligible options, the 2005 Plan and the restricted stock rights awards are summaries of the material terms but are not complete descriptions of the eligible options, the 2005 Plan, or the restricted stock rights awards. The stock plans under which the eligible options were granted (our 1993 Stock Option Plan, our 2000 Nonstatutory Stock Option Plan and the Oak Technology, Inc. 1994 Stock Option Plan), the 2005 Plan and the forms of award agreement have been filed as exhibits to our Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission (to which this document is also an exhibit). See Section 18 of Part III of this document for additional information regarding the Schedule TO.

        Our offer is not being made to, and we will not accept any election to exchange options from or on behalf of, option holders in any jurisdiction in which our making the offer or accepting any tendered options is illegal. However, we may in our sole discretion take the actions we deem necessary for us to make this offer to option holders in such jurisdiction.

I. SUMMARY TERM SHEET

        The following are answers to some questions about our offer. The answers are summaries and do not describe all of the details of the offer. You should read all of this document, the Letter of Transmittal, the Notice of Withdrawal, our 2005 Equity Incentive Plan (the "2005 Plan") and either the form of restricted stock agreement or the form of restricted stock units agreement, whichever is applicable to you, because they contain the full details of our offer and the terms of the restricted stock rights, and these details could be important to you. For many of the questions, we have included a reference to the section or sections contained in Part III of this document where you can find a more complete discussion.

        This Summary is presented in question-and-answer format. The questions and answers are grouped into the following categories:

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  How the Option Exchange Program Works

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  Background and Purpose of the Offer

  •
  Duration of the Offer

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  How to Elect to Participate

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  U.S. Federal Income Tax Considerations

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  How to Get More Information

        References in this document to the "Zoran," the "Company," "we," "us" and "our" mean Zoran Corporation, and references to the time "the offer expires" mean 9:00 p.m., Pacific Time, on February 6, 2006, or, if we extend the offer period, any later date that we specify. References to the "offer to exchange" mean this document and its appendices. References to the "offer" or the "program" mean the option exchange program described in the offer to exchange. References to dollars ("$") are to United States dollars. References to "restricted stock rights" apply to both shares of restricted stock and restricted stock units.

HOW THE OPTION EXCHANGE PROGRAM WORKS

1.     What is the Offer?

        Beginning on January 6, 2006 and ending at 9:00 p.m., Pacific Time, on February 6, 2006, unless we extend the offer, each eligible employee (described in Question 2 below) may decide to exchange eligible options (described in Question 5 below) for an award of restricted stock rights (described in Question 11 below). If you are an eligible employee subject to United States income taxation (sometimes referred to in this offer to exchange as a "U.S. employee"), your restricted stock rights award will be granted in the form of shares of restricted stock. If you are an eligible employee subject to income taxation in another jurisdiction (sometimes referred to in this offer to exchange as a "non-U.S. employee"), your restricted stock rights award will be granted in the form of restricted stock units. The number of restricted stock rights an eligible employee will receive in exchange for an eligible option will be determined by the exchange ratio (described in Question 14 below) applicable to that option. Restricted stock rights will be subject to a new vesting schedule (described in Question 15 below), even if the options tendered in the exchange program currently are fully vested.

        Participation in this offer is voluntary, and there are no penalties for electing not to participate. If you choose not to participate in the offer, you will not receive restricted stock rights, and your outstanding options will remain outstanding in accordance with their current terms and conditions.

2.     Am I eligible to participate?

        Only "eligible employees" may participate in this offer. Generally, you are eligible if you are an employee of Zoran or one of our subsidiaries on January 6, 2006 and are still an employee (even if on an approved leave of absence) on the date on which the tendered options are canceled and restricted stock rights are granted. However, you will not be eligible to participate if you are an executive officer of Zoran or a member of our Board of Directors. Further, due to the likelihood of adverse individual tax consequences of the offer under Canadian law, we are excluding from participation in the offer individuals who are residents of Canada for tax purposes or who are employed by our subsidiary in Canada. If you resign or receive a notice of termination at any time before the date on which the tendered options are canceled, you are not eligible to participate in the offer. (See Section 1 of Part III.)

3.     Are employees outside the United States eligible to participate?

        Generally, yes. Eligible employees include those who are residents of the United States, China, Germany, Hong Kong, Israel, Japan, South Korea, Taiwan or the United Kingdom or employees of subsidiaries of Zoran that are located in those countries. Employees who are residents of Canada for tax purposes or who are employed by our Canadian subsidiary are not eligible to participate in the offer. Please be sure to read Section 15 of Part III and Appendix C, which discuss terms of the offer specific to eligible employees outside the United States.

4.     What happens if my employment terminates before tendered options are canceled?

        If you tender options for exchange under this offer, but before the tendered options are canceled your employment with Zoran or our subsidiaries terminates for any reason or you receive or submit a notice of termination, your tender will automatically be deemed withdrawn and you will not participate in the option exchange program. You will retain your outstanding options in accordance with their current terms and conditions, and you may exercise them during a limited period of time following your termination of employment in accordance with their terms to the extent that they are vested. If you are currently considered an "at-will" employee, this offer does not change that status, and your employment may be terminated by us or by you at any time, including before the offer expires, for any reason, with or without cause.

5.     Which options may I exchange?

        Only "eligible options" may be exchanged under this program. Eligible options are outstanding options granted under our 1993 Stock Option Plan, our 2000 Nonstatutory Stock Option Plan or the Oak Technology, Inc. 1994 Stock Option Plan having an exercise price per share that is more than the "threshold price." The threshold price is the greater of $20.00 or the closing sale price of our common stock reported on the Nasdaq National Market on the date this offer expires. Any options that you previously tendered for exchange but which have an exercise price that is not greater than the threshold price will not be eligible for exchange and automatically will be excluded from the offer. You should review your Individual Statement of Options provided to you in connection with this offer to exchange. It lists all of your options which have an exercise price greater than $20.00 and therefore may be eligible for exchange. (See Section 2 of Part III.)

6.     If I participate, what will happen to my current options?

        Eligible options you elect to exchange under this program will be canceled promptly following the expiration of this offer, and you will no longer have those options available for exercise. Any options you do not tender for exchange will not be canceled and will remain outstanding at their existing exercise prices and under their existing terms. (See Section 6 and Section 12 of Part III.)

7.     I have more than one eligible option. Do I have to exchange all of them in order to participate?

        No. You may exchange one or more of your eligible options or none at all. However, if you choose to tender an eligible option for exchange, you must tender the entire outstanding, unexercised portion of that option. For the purposes of this offer, the term "option" means a particular option grant to purchase a specified number of shares of our common stock at a specified exercise price per share. We will not accept partial tenders of options. If you attempt to tender for exchange less than the entire outstanding, unexercised portion of an eligible option, we will reject your tender of that particular option in its entirety. Any such rejection will not affect any other eligible option that you properly tender. (See Section 2 of Part III.)

8.     May I tender unvested options?

        Yes. Your eligible options do not need to be vested in order for you to participate in the offer. However, if you choose to tender a particular outstanding eligible option, you must tender the entire eligible option, both the vested and unvested portions.

9.     May I tender an option that I have already exercised in full?

        No. The offer pertains only to outstanding options. It does not apply in any way to shares you have already purchased, whether upon the exercise of options or otherwise, or whether or not you have vested in those shares. If you have exercised an option in its entirety, that option is no longer outstanding and is therefore not eligible for this offer. If you have exercised an eligible option in part, the remaining unexercised portion of that option is outstanding and may be tendered for exchange. Options for which you have properly submitted an exercise notice prior to the date the offer expires will be considered exercised to that extent, whether or not you have received confirmation of exercise for the shares purchased.

10.   What is a stock option?

        A stock option is the right to purchase shares of stock at a specified price, regardless of the actual market price of the stock at the time the option is exercised. Typically, the specified purchase, or "exercise," price is the market price of a share of our common stock on the date the option is granted. Due to subsequent fluctuations, at any given time following the grant of the option, the prevailing market price of the stock may be greater than, equal to, or less than, the specified exercise price of the option. When the market price is greater than the exercise price of the option (otherwise known as an "in-the-money" option), the option holder receives value from exercising the option, because he or she is able to buy the stock underlying the option at less than its prevailing market price and then sell the purchased stock for the higher prevailing market price. The holder of an option to purchase stock at an exercise price that is equal to or greater than the prevailing market price (otherwise known as an "out-of-the-money" or an "underwater" option) generally would not exercise the stock option. The options eligible for exchange under this program currently are, and have for some time been, "out-of-the-money."

11.   What are "restricted stock rights?"

        In this offer to exchange, we refer to both shares of restricted stock and restricted stock units collectively as "restricted stock rights." While the economic benefit of the exchange is intended to be equivalent regardless of where an employee resides or works, the form of the restricted stock rights is different for employees subject to U.S. income taxation and non-U.S. employees in order to avoid unintended income tax consequences to our employees in different jurisdictions. U.S. employees who participate in the offer will receive shares of restricted stock, while non-U.S. employees who participate will receive restricted stock units.

        Shares of restricted stock granted pursuant to this offer are shares of Zoran common stock that will be issued on the date the awards are granted to employees participating in the offer who are subject to U.S. income taxation. Restricted stock awards will be subject to vesting based on continued employment for a specified period. Until shares of restricted stock have vested, they remain subject to forfeiture upon termination of employment and restrictions on transfer. If and when the shares vest, they will no longer be "restricted," and you will be free to hold, transfer or sell them, subject to required tax withholding and compliance with applicable securities laws, company securities trading policies and any other legal requirements.

        Restricted stock units granted pursuant to this offer are not actual shares of Zoran common stock. Rather, they represent the right to receive shares of our common stock on a future date that will be granted to employees participating in the offer who are subject to income taxation in a jurisdiction other than the United States. Each restricted stock unit will be settled by the issuance of one share of Zoran common stock on the date the unit vests. Restricted stock units are subject to forfeiture upon termination of employment and restrictions on transfer prior to vesting and the related issuance of shares of common stock. Shares you receive if and when your restricted stock units vest will no longer be "restricted," and you will be free to hold, transfer or sell them, subject to required tax withholding and compliance with applicable securities laws, company securities trading policies and any other legal requirements.

        Generally, participants in the exchange offer will forfeit restricted stock rights awards to the extent unvested if they cease to be employed by us, and participants may not transfer, pledge, or otherwise dispose of unvested restricted stock rights. The vesting—and hence the opportunity to sell the underlying shares and realize a benefit—under both types of restricted stock rights awards is identical. The forfeiture provisions, transfer restrictions and other terms of the restricted stock rights are set forth in the 2005 Plan and the forms of award agreement included as exhibits to our Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission (to which this offer to exchange is also an exhibit).

        While the economic benefits of the shares of restricted stock and restricted stock units to be granted in the exchange offer are intended to be equivalent, they do differ with regard to rights as a Zoran stockholder. Participants granted shares of restricted stock will become stockholders of Zoran on the date the restricted stock is issued to them, even though unvested, and will have all of the rights of a stockholder, including voting and dividend rights, subject to the restrictions contained in the applicable award agreement. On the other hand, participants in the exchange offer granted restricted stock units will not be Zoran stockholders as a result of holding restricted stock units, and restricted stock units do not entitle their holders to vote at meetings of Zoran stockholders. You will not be paid for any dividends paid on Zoran shares while you hold restricted stock units, although we do not currently pay dividends on our stock and have no current plan to do so. Once the restricted stock units have vested and the underlying shares of common stock are issued to you, you will become and have all of the rights of a Zoran stockholder (such as voting and dividend rights) with respect to those shares, and you may transfer or sell the shares, subject to required tax withholding and compliance with applicable securities laws and any other legal requirements. (See Section 9 of Part III.)

12.   What is the principal difference between stock options and restricted stock rights?

        The rates of a stock option's appreciation and depreciation resulting from fluctuations in the prevailing market price of the underlying shares exceed those of restricted stock rights of equivalent value. Additionally, with respect to stock options, when the market price of the underlying shares declines below the applicable option exercise price, as it has in the case of the options eligible to participate in this offer, the option has no realizable value. In contrast, restricted stock rights continue to have value even if the market price of our stock has declined below its value at the time of grant. Essentially, the eligible options you now hold (because their underlying shares are greater in number than the restricted stock rights for which they can be exchanged) may have greater potential value in the event our common stock price increases significantly, but the restricted stock rights you would receive if you choose to participate in the offer (because they require no purchase price payment) will likely have greater value if our common stock price does not increase significantly, provided you hold the restricted stock rights for the applicable vesting period.

13.
Do I have to pay any money to receive shares of restricted stock, restricted stock units or the shares issued in settlement of the units?

        No. You will not be required to pay any money to receive shares of restricted stock or restricted stock units under the exchange offer or to purchase the shares of our common stock to be issued in settlement of vested units. However, you will be responsible for paying all applicable taxes in connection with the restricted stock rights and sale of shares of our common stock. (See Questions 43 through 47 below and Sections 14 and 15 of Part III.)

14.   If I participate, how many restricted stock rights will I receive?

        The number of restricted stock rights that we are offering in exchange for each eligible option is determined by an exchange ratio established for that option. The exchange ratio applicable to each of your eligible options is set forth in your Individual Statement of Options. A complete schedule of exchange ratios is attached to this document as Appendix A ("Schedule of Exchange Ratios"). We will not issue any fractional restricted stock rights. Accordingly, any exchange that would result in a fractional unit under the applicable exchange ratio will be rounded (with 0.5 rounded up) to the nearest whole unit. (See Question 25 and Section 2 of Part III.)

15.   When will my restricted stock rights vest?

        All restricted stock rights received in exchange for eligible options will be subject to a new vesting schedule that will commence on the date on which the restricted stock rights are granted. We will grant restricted stock rights promptly following the expiration of the offer in exchange for properly tendered options. All restricted stock rights you receive in the offer will be unvested as of the grant date and will require a minimum period of two years of employment for full vesting of the award, even if the eligible option you surrendered in exchange for those restricted stock rights was fully vested. The length of the vesting schedule applicable to each award of restricted stock rights will depend on the remaining vesting period of the option as of the date it is canceled in exchange for restricted stock rights, as follows:

Remaining Vesting Period of Eligible Option as of Date of Cancellation	Total Vesting Period of Restricted Stock Rights
2 years or less	2 years
Greater than 2 years but not greater than 3 years	3 years
Greater than 3 years	4 years

        Each award of restricted stock rights will vest in substantially equal semi-annual installments over the applicable vesting period, subject to your continued employment with Zoran or any of its subsidiaries. If your employment with us terminates before all of your restricted stock rights have vested, you will forfeit any restricted stock rights that remain unvested on the date your employment terminates. If you are a participant in our Executive Retention and Severance Plan, your restricted stock rights award will provide for acceleration of vesting in certain circumstances in connection with a change in control of Zoran. (See Section 9 of Part III.)

16.   What will I receive when my restricted stock rights award vests?

        U.S. employees granted shares of restricted stock will continue to hold the same shares, but without forfeiture conditions or restrictions on transfer, once those shares have vested. Restricted stock units granted to non-U.S. employees will be settled on a one-to-one basis in shares of Zoran common stock on, or as soon as practicable following, their vesting dates. If we elect to satisfy our income and employment tax withholding obligations that arise in connection with the vesting of your award through a share withholding procedure further described in Question 45 below, the number of shares you retain in the case of a restricted stock award, or the number of shares issued to you in the case of a restricted stock unit award, will be reduced by a number of whole shares whose value is equal to or less than the amount of the tax withholding obligation. (See Question 45 below and Sections 9, 14 and 15 of Part III.)

17.   What is the source of the common stock that will be issued under my restricted stock rights award?

        The shares of Zoran common stock issued under restricted stock rights awards will be issued under our 2005 Plan. As provided by the 2005 Plan, up to 1,250,000 shares subject to eligible options that are tendered to and accepted by us for cancellation under this option exchange program will be added to the share authorization under that plan in order to provide for the shares issuable pursuant to restricted stock rights awards granted under the program.

18.   What happens if my employment terminates before all of my restricted stock rights vest?

        You will generally forfeit any restricted stock rights that are not vested on the day you stop being an employee for any reason. Any vested shares you hold under a restricted stock award or shares of common stock that you receive upon vesting of your restricted stock unit award while you are a Zoran employee are yours to keep even after you leave Zoran. If you elect to keep (i.e., to not tender) all or some of your eligible options, the provisions of your option agreements generally provide that you have a limited period of time after your final day of employment with us to exercise your stock options to the extent that they are vested prior to your final day of employment. If you do not exercise them within that limited time period, you will forfeit all unexercised options, whether vested or unvested, and will not receive any compensation for such forfeited options.

        If you intend to retire or quit before the restricted stock rights vest, you should carefully consider whether or not to participate in the offer. Your options currently may be fully or partially vested. If you do not exchange them, you may be able to exercise your currently vested options for a period of time after your employment ends (as specified in your stock option agreement). If you participate in the offer, the options you elect to exchange will be canceled and you will forfeit any restricted stock rights that have not vested at the time your employment ends. (See Section 9 of Part III).

19.   If I participate, when will I receive my award agreement?

        Restricted stock rights awards will be granted promptly following expiration of the offer in exchange for all properly tendered options that we accept for cancellation and exchange. We expect to provide restricted stock rights award recipients with restricted stock agreement or restricted stock units agreement, as applicable, as soon as practicable following the grant date. If you are a non-U.S. employee granted a restricted stock unit award, you should note that receiving your restricted stock units agreement does not mean that you will be entitled to receive immediately the underlying shares of Zoran common stock. Rather, you will not become entitled to receive shares of common stock until your award vests. (See Question 15.)

20.   What happens once I return my executed award agreement?

        Shortly after we receive your executed award agreement, we will notify E*TRADE of the number of restricted stock rights you have been awarded. Through E*TRADE, you will be able to view your awards, and to monitor your vesting dates, much as you can do now with stock options that we have previously granted to you. On each semi-annual vesting date, your E*TRADE account will automatically reflect the shares of common stock subject to your award which have vested on that date, in accordance with this offer. You will not be able to transfer your vested shares of common stock to any other account until you have paid or otherwise provided for your minimum income and employment tax withholding amounts. However, you will be able to immediately sell all or a portion of your vested shares of common stock from your E*TRADE account, subject to compliance with applicable securities laws, company securities trading policies and any other legal requirements. If you have previously paid all of your income and employment tax obligations (see Question 45), then all proceeds from the sale of any such shares will be yours to keep. If you have not paid your income and employment tax obligations, then proceeds in an amount necessary to satisfy your minimum income and employment tax withholding amounts will first be paid to us so that we may satisfy our tax withholding obligations with respect to the vested portion of your award. As soon as your income and employment tax obligations have been satisfied in full, you may sell or transfer your vested shares without restriction or deduction, subject to compliance with applicable securities laws, company securities trading policies and any other legal requirements.

21.   Will my restricted stock rights ever expire?

        Unlike stock options, restricted stock rights do not expire. Instead, if you are still an employee of Zoran or one of our subsidiaries on each of your semi-annual vesting dates and you received shares of restricted stock in this offer, a portion of your shares will become vested shares on each semi-annual vesting date. Similarly, if you are still an employee of Zoran or one of our subsidiaries on each of your semi-annual vesting dates and you received restricted stock units in this offer, you will automatically receive shares of common stock in settlement of the portion of your restricted stock units that vest on each such date. See also the answers to Questions 15, 16 and 18.

22.   What happens if Zoran is acquired by another company?

        If we are acquired by another company before the offer expires, you may withdraw your tendered options and have all of the rights under your options. Further, if we are acquired prior to the offer expiration date, we reserve the right to withdraw the offer, in which case your options will remain outstanding subject to their terms.

        If you are a non-U.S. employee and we are acquired by another company after we accept and cancel your tendered options and grant you restricted stock units but before the vesting of all of your restricted stock units and issuance to you of shares of Zoran common stock, the successor company may assume or continue our obligations under your restricted stock units agreement or substitute a substantially equivalent award for its shares. However, the type of security and the number of shares covered by the restricted stock units would be determined by the acquisition or merger agreement between us and the acquiror based on the same principles applied to the handling of shares of our common stock that are outstanding at the time of the merger or acquisition. As a result of the ratio in which our common stock may convert into an acquiror's common stock in a merger or acquisition transaction, you may receive restricted stock units for more or fewer shares of the acquiror's stock than the number of shares that you would receive in this exchange offer if no acquisition had occurred. If we are acquired by another company solely for cash, the treatment of the restricted stock units would be similar to a stock acquisition, but your restricted stock units may represent a right to receive upon vesting the cash you would have received had you been a Zoran stockholder at the time of the acquisition. If the successor company elects not to assume or continue your restricted stock units or substitute an equivalent award, then any portion of your award that remains unvested at the time of the acquisition of Zoran would terminate and you would likely not receive any payment for the unvested portion of your award.

        If you are a U.S. employee and we are acquired by another company after we accept and cancel your tendered options and grant you shares of restricted stock, your shares would be treated in the same manner as all other shares of Zoran common stock outstanding at the time of the merger or acquisition transaction, subject to the vesting provisions of your restricted stock agreement, provided that the successor company assumes or continues the outstanding restricted stock units granted to non-U.S. employees or substitutes equivalent awards. If the successor company elects not to assume, continue or replace outstanding restricted stock units, as a result of which unvested restricted stock units are forfeited without payment, then unvested shares of restricted stock will similarly be forfeited without payment.

        If we are acquired by another company, that company may decide to terminate some or all of our employees before their restricted stock rights vest in full. In that case, terminated employees would forfeit unvested restricted stock rights and would not receive stock or any other consideration for the options that were canceled in the exchange offer. Under the terms of the 2005 Plan, the Compensation Committee of our Board of Directors may provide for the acceleration of vesting and settlement of restricted stock rights to such extent as it determines, but it is generally under no obligation to do so. If you are a participant in our Executive Retention and Severance Plan, your restricted stock rights award will provide for acceleration of vesting in certain circumstances in connection with a change in control of Zoran. (See Section 9 of Part III.)

        If you are a non-U.S. employee who received restricted stock units in the offer and we are acquired by another company after the issuance of shares of common stock to you, you will be a Zoran stockholder and treated the same as our other stockholders in the transaction.

23.   Are there risks that I should consider in deciding whether to exchange my options?

        Yes. Exchanging your eligible options does have some risks. You should carefully review the discussion of certain of these risks in Part II of this document ("Certain Risks of Participating in the Offer").

24.   What happens if Zoran's stock price increases during the offer?

        If our stock price increases during the offer, you may want to exercise some of your options or even decide that you do not want to participate in the offer. If you want to exercise any of your options that may eligible for exchange and still participate in the offer, you can do so by exercising them before you make an election to participate. Once you have submitted an election, you cannot exercise eligible options with respect to which an election to exchange has been made unless you first withdraw your previous election. If you withdraw and then exercise some of your eligible options and want to exchange the rest, you can do so by again following the procedures in Section 4 of Part III.

25.   Why should I consider participating in the offer?

        If you participate in the offer, you will surrender for exchange eligible options for more shares than the number of restricted stock rights you will receive, based on an exchange ratio set on the date that this offer commenced, as described in the answer to Question 14 and Section 2 of Part III.

        The exchange ratio applicable to each eligible option was determined by the Board of Directors on the basis of a number of factors and represents a significant discount to the Black-Scholes option valuation for your eligible options (a valuation methodology which recognizes a number of factors in valuing stock options, including the relevant stock price and its volatility, the exercise price of the option, a risk-free interest rate and the remaining life of the option).

        The aggregate value (determined as of the commencement of the offer by the Black-Scholes method) of the eligible options to be tendered in the exchange program is significantly higher than the aggregate value (determined as of the commencement of the offer by the market price of our common stock) of the corresponding restricted stock rights that you will receive if you participate in this offer. However, the eligible options that you hold might never be "in-the-money" (see Question 10) and, therefore, may never have any actual value to you. On the other hand, you should recognize that, while the restricted stock rights have a much greater likelihood of having value when (and if) you sell the underlying stock, you will run a risk of not vesting in the restricted stock rights before you want to sell the underlying shares of our common stock.

        Some examples may assist you:

  •
  If you have an eligible option for 10,000 shares at an exercise price of $23.81 per share, with a remaining contractual term of approximately five years, and the applicable exchange ratio is 6.27 option shares for each one restricted stock right, you could elect to surrender this option and receive 1,595 restricted stock rights. If this option was fully vested at the time of cancellation in the exchange program, your restricted stock rights would vest in semi-annual installments over a period of two years measured from their grant date. You would not be able to sell any shares until six months has elapsed after the grant date, when the first 25% of your restricted stock rights award would vest. At that time, if the market price per share of our common stock is, for example, $16, you could sell the vested portion of your award shares for $6,368 (i.e., 398 shares × $16). If the market price remains the same throughout the vesting period, you could sell the remaining 75% of your award shares for an additional $19,152 on the remaining semi-annual vesting dates.

  •
  If you chose to retain your option rather than exchange it for restricted stock rights under this scenario, you would not have been able to exercise the option for any value because, at an exercise price of $23.81, it would have remained "out-of-the-money." It is possible that the price of our common stock will never rise above $23.81 during the life of the option. If that happens, you will not be able to exercise and sell the underlying shares at a profit. However, if at the end of the same two-year period used in the example above, the market price per share of our common stock climbs to $32, rather than $16, your unexercised option would be worth $81,900 (i.e., 10,000 shares × ($32.00—$23.81)). Assuming the same facts, if you exchanged this option for restricted stock rights at the offered 6.27-to-one exchange ratio, and have not previously sold the award shares, they would be worth only $51,040 (i.e., 1,595 shares × $32) at the end of the two-year period.

        The foregoing examples assume that, if you are an employee of the Company, you remain employed by the Company through the applicable vesting dates. In addition, none of the foregoing takes into account the tax effects of any of the transactions, which are described in Questions 43 - 47.

        Again, you should keep in mind that, if you choose to participate in this offer and receive restricted stock rights, you will be exchanging stock options that are already vested either in full or in part for restricted stock rights that will be completely unvested at grant and will have a minimum period of two years for full vesting. (See Question 15.)

        To illustrate the significance of vesting on restricted stock rights, consider the first example above in which the price of our common stock remains at $16 per share throughout the two-year vesting period of the restricted stock rights. As explained above, the restricted stock rights award would yield more than the stock options, since the options, with an exercise price of $23.81 per share, would remain out-of-the-money for the entire period, while the shares underlying the restricted stock rights award could be sold for a total of $25,520 (i.e., 1,595 shares × $16). However, now assume that the stock price rises to $27 per share prior to the first semi-annual restricted stock rights vesting date following the exchange, and then declines to $16 per share for the remainder of the two-year vesting period. Under those assumptions, you would have lost the opportunity to realize $31,900 (i.e., 10,000 shares × ($27.00—$23.81)) for your stock options (assuming you exercised them and sold the stock at $27 per share), in exchange for restricted stock rights worth only $25,520 on the day they vest. Moreover, if your employment with the Company terminates prior to the time your restricted stock rights award vests in full, you will not realize any value from the unvested portion of the award, which you will forfeit.

        In evaluating this offer, you should keep in mind that the future performance of our common stock will depend upon, among other factors, the future overall economic environment, the performance of the overall stock market and companies in our sector, the performance of our own business and the risks and uncertainties set forth in our filings with the Securities and Exchange Commission. We recommend that you read our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (as amended by Form 10-K/A filed May 2, 2005), and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, each of which has been filed with the Securities and Exchange Commission and is available at www.sec.gov, as well as all other documents incorporated by reference in our Tender Offer Statement on Schedule TO (to which this document is also an exhibit).

26.   Are there conditions to the offer?

        Yes. The offer is subject to a number of conditions that are described in Section 7 of Part III. The offer is not conditioned on a minimum number of options being tendered for exchange or upon a minimum number of option holders accepting the offer. Participation in the offer is completely voluntary.

BACKGROUND AND PURPOSE OF THE OFFER

27.   Why is Zoran making this offer?

        As a result of a general decline and significant volatility in our stock price over the last several years, a considerable number of our employees are holding options that have exercise prices higher than the current and recent trading prices of our common stock. We believe that these out-of-the-money options are not achieving the purposes for which they were intended. In addition, since many of the eligible options have been out-of-the-money for extended periods of time, they have not been exercised by their holders and have added to an increase in the "overhang" of options outstanding in relation to the aggregate number of shares of our common stock outstanding. The purpose of this offer is to promote the interests of our stockholders by strengthening our ability to motivate and retain valued employees through providing them with an equity stake in the Company in a form that may be better suited to the current market for our common stock and by reducing our stock option overhang. (See Section 3 of Part III.)

28.
Why did Zoran choose to offer this exchange for restricted stock rights rather than repricing eligible options or granting new options?

        Our Board of Directors considered a variety of alternatives to address the issues of the significant number of out-of-the-money options and stock option overhang. The Company also retained a compensation consulting firm to provide it with independent advice in this regard. Ultimately, the Board determined that some option holders could benefit from the opportunity to choose between what we believe is the more certain benefit associated with restricted stock rights and the potentially more valuable, though less certain, benefit those holders may realize by retaining their stock options. Additionally, by exchanging stock options according to the terms of this offer, we will reduce the number of shares of stock subject to equity awards, thereby reducing potential dilution to our stockholders and possibly enabling us to seek stockholder approval of additional shares for future equity awards. (See Section 3 of Part III.)

29.   How did Zoran determine what we would receive in exchange for our options?

        We considered the potential benefits of a number of alternatives, as well as their related costs to Zoran, and determined that the alternative reflected in this offer could provide value and incentives in a manner that we believe would further the interests of our stockholders. We realize that many would like an even more favorable program for employees, but we believe that this would be inconsistent with one of the principal goals of our equity compensation programs, which is to align the interests of our employees with those of our stockholders. Similar to our option holders, many of our stockholders have suffered significant declines in the value of their equity positions in Zoran, and there is no way to compensate them for their losses other than through rebuilding our stock price. We believe this program provides our employees with incentives to accomplish this objective while keeping the cost to Zoran of doing so at what we believe to be an acceptable level.

30.
Why are there additional vesting requirements on the restricted stock rights when I have already held many of my options through the required periods?

        Two of the principal purposes of our equity programs are to align the interests of our employees with those of our stockholders and to retain the services of our employees. We believe that anything shorter than a two-year vesting period would not adequately allow us to further these objectives. You should carefully consider the risks of exchanging vested options for unvested restricted stock rights. (See Questions 15 and 25.)

31.   Will there be additional equity grants in the future?

        The Compensation Committee of our Board of Directors periodically evaluates our compensation programs. At this time, the Committee believes that equity compensation forms an important component of our compensation programs. Future equity awards to eligible employees will be evaluated periodically, subject to the discretion of the Committee.

32.   Is it likely that a similar offer to this one will be made in the future?

        While our Compensation Committee evaluates Zoran's compensation programs periodically, it has no current intention to make any similar offer in the future. You should make your decision on the assumption that, if you do not surrender your eligible options in accordance with the terms of this offer (including deadlines stated in this offer to exchange), you will not have another similar opportunity.

33.   Does our Board of Directors have a recommendation about this offer?

        Our Board of Directors is not making a recommendation about this offer. Although the Compensation Committee of the Board and our Board of Directors have approved this exchange offer, they recognize that the decision to accept or reject this offer is an individual one that should be based on a variety of factors, including your own personal circumstances and preferences. You should consult with your personal advisors if you have questions about your financial or tax situation. Neither we, the Compensation Committee nor our Board of Directors are making a recommendation to employees as to whether or not to accept this exchange offer.

34.   Is there any information regarding Zoran that I should be aware of?

        Yes. Your decision of whether to accept or reject this offer should take into account the factors described in this offer to exchange, as well as the various risks and uncertainties inherent in our business. These risks include, but are not limited to, those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. In addition, before making your decision to tender your eligible options, you should carefully review the information about Zoran discussed in Part II ("Certain Risks of Participating in the Offer") and in Section 10 of Part III of this document. This information includes an update on recent events affecting our business and explains where you can find additional information about us.

35.   What are the accounting consequences to Zoran of making this exchange offer?

        Unlike stock option grants, which historically have had no impact on our earnings, restricted stock rights carry with them a significant expense for financial accounting purposes. In connection with the issuance of restricted stock rights in exchange for tendered options that we accept for cancellation, we will be required to recognize aggregate expense equal to the number of restricted stock rights issued multiplied by the closing price of our common stock on the day we grant the restricted stock rights. As an example, assuming a closing price of $17.00 per share on the date the restricted stock rights are granted, and that 100% of the eligible options at a threshold price of $20.00 per share are tendered for exchange and accepted for cancellation by us, we would issue approximately 332,790 restricted stock rights and would recognize aggregate compensation expense equal to approximately $5,657,430. We will be required to recognize this expense in our financial statements as the restricted stock rights vest. (See Section 12 of Part III.)

DURATION OF THE OFFER

36.   How long will this offer remain open? Can the offer be extended, and if so, how will I know if it is extended?

        This offer begins on January 6, 2006 and is scheduled to expire on February 6, 2006, at 9:00 p.m., Pacific Time. No exceptions will be made to this deadline, unless we extend it. Although we do not currently intend to do so, we may, in our sole discretion, extend the expiration date of this offer at any time. If we extend this offer, we will publicly announce the extension no later than 6:00 a.m., Pacific Time, on the next business day after the last previously scheduled or announced expiration date. (See Section 16 of Part III.)

37.   If the offer is extended, how will the extension affect the date on which restricted stock rights will be granted?

        If we extend the offer and you elect to participate in it, you must properly tender any eligible option you wish to exchange before the expiration of the extended offer period. Your properly tendered eligible options will be accepted and canceled, and your award of restricted stock rights will be granted, promptly following the extended expiration.

HOW TO ELECT TO PARTICIPATE

38.   What do I need to do to participate in the offer?

        You will be required to timely submit your election to participate in the exchange offer by completing, signing and dating the Letter of Transmittal you will receive in connection with this offer to exchange and delivering it to us according to the instructions contained in the Letter of Transmittal (you may request an additional copy of the Letter of Transmittal using the contact information in

Section 4 of Part III). Your election to exchange will be effective only after you have properly submitted a Letter of Transmittal before the offer expires. (See Section 4 of Part III.)

39.   Do I have to return the Letter of Transmittal or any other document if I do not want to exchange my options?

        No. You do not have to return any documents to us if you do not wish to exchange your eligible options in this offer. If you do not return the Letter of Transmittal, you will not participate in the option exchange program. This offer is completely voluntary, and there are no penalties for electing not to participate in the offer.

40.   If I elect to exchange my options by submitting an election to participate, can I change my mind?

        Yes. If you decide to participate in the offer and then decide to withdraw or change all or some of the elections you submitted, you may do so at any time before the offer expires. You may withdraw your elections by submitting to us the Notice of Withdrawal you will receive in connection with this offer to exchange (you may request an additional copy of the Notice of Withdrawal using the contact information in Section 4 of Part III). If you then decide to make a new election, you must request and submit a new Letter of Transmittal to do so. Your election to withdraw must be received before the offer expires. If we have not accepted your tendered options by March 7, 2006, you will also have the right to withdraw your tendered options after that date and until we accept your tendered options. (See Section 5 of Part III.)

        Keep in mind that any options you may have tendered for exchange that do not have an exercise price that is greater than the threshold price will be ineligible to participate and automatically excluded from the offer. Therefore, you would not need to submit a Notice of Withdrawal to withdraw any such options from the offer. (See Question 5 and Section 2 of Part III for a description of the "threshold price".)

41.   Will Zoran accept all options tendered for exchange?

        We will accept all options that are properly tendered for exchange unless the offer is terminated. If we terminate the offer without accepting options for exchange, we will communicate this to you by 9:00 p.m., Pacific Time on the first business day after the offer expires (i.e., if the expiration date is February 6, 2006, this communication will be no later than February 7, 2006). The communication may be made orally, by written or electronic notice or by public announcement. (See Sections 6 and 16 of Part III.)

42.   What happens to my options if I do not accept this offer or if my options are not accepted for exchange?

        Nothing. If you do not elect to participate in the offer, or if we do not accept options that are tendered for exchange, you will keep all your current options, and you will not receive any restricted stock rights. The offer will not result in any changes to the terms of your current options. (See Section 4 of Part III.)

U.S. FEDERAL INCOME TAX CONSIDERATIONS

43.   Will I have to pay U.S. federal income taxes at the time of the exchange if I participate in the offer?

        We believe that our employees who are subject to U.S. income taxation will incur no immediate U.S. federal income tax consequences as a result of either electing to retain their eligible options or electing to exchange their eligible options for shares of restricted stock. However, see the response to Question 44 for the U.S. federal income tax consequences of your restricted stock award.

44.   What are the U.S. federal income tax consequences of my restricted stock award?

        Employees subject to U.S. income taxation will generally recognize no taxable income upon the receipt shares of restricted stock (i.e., shares that are subject to a substantial risk of forfeiture and are not transferable). You will, however, recognize ordinary income (like salary) at the time the shares vest in an amount equal to the fair market value of those shares, unless you file an election under Section 83(b) of the Internal Revenue Code no later than 30 days after the date on which the shares are acquired. A U.S. employee who files a Section 83(b) election will recognize ordinary income in an amount equal to the fair market value of the shares determined on the date on which they are acquired rather than on the date on which they vest. We will determine the fair market value of the shares based on the closing price of our common stock as reported on the Nasdaq National Market on the applicable date. The ordinary income resulting from the vesting of shares of restricted stock (or acquisition of the shares of restricted stock if a Section 83(b) election is properly filed) will be reflected in the Form W-2 reported to the Internal Revenue Service for the year of the vesting or acquisition of the shares, as the case may be. At the time that you recognize ordinary income, you will have an income and employment withholding tax obligation with respect to that income, much like the obligation that arises when we pay you salary. (See Question 45 and Section 14 of Part III.)

        The decision to make a Section 83(b) election is a highly technical one, and should include, among other considerations, the availability to you of cash sufficient to cover the tax withholding obligation before the date on which the shares will vest and you will be permitted to sell them, your assessment of the potential future market value changes in our common stock, and the risk that events might prevent your continued employment with Zoran and corresponding vesting of your shares. In that event, you would have paid tax on shares that are forfeited, and you would not be entitled to a refund of, or an offsetting deduction for, the taxes you paid. You are urged to consult with your personal financial and tax advisors before making a Section 83(b) election. If you decide to make a Section 83(b) election, you must do so through an appropriate filing with the U.S. Internal Revenue Service no later than 30 days after the date of grant of your restricted stock award.

        Upon a U.S. employee's sale of shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on their vesting date (or on their grant date if the employee properly filed a Section 83(b) election), will be taxed as a capital gain or loss. Such gain or loss will be long-term if the employee held the shares or more than one year following their vesting date (or their grant date if the employee properly filed a Section 83(b) election).

45.   How will U.S. income and employment tax withholding be handled?

        For our employees who are subject to U.S. income taxation, as your shares of restricted stock vest over time (or on the date of grant if you file a Section 83(b) election as described in answer to Question 44), you will be required to recognize taxable income. This means that we will have an obligation to withhold income and employment taxes, much like the obligation that arises when we pay you a salary. Until you have satisfied these tax withholding requirements, we will have no obligation to release shares to you.

        We are offering you two alternatives (unless you file a Section 83(b) election) to satisfy your income and employment tax obligations. The alternatives are as follows:

  •
  You may elect to sell a portion of your vested shares on each semi-annual vesting date in an amount at least sufficient to provide for the required minimum income and employment withholding taxes. If you make this election, E*TRADE will automatically sell on the vesting date (or on the next business day if the vesting date is not a day on which the markets are open for trading) the required number of shares and withhold from the sale proceeds, net of sale commissions and fees, the required minimum income and employment withholding taxes and remit them directly to us.

  •
  You may elect to pay us, on or before the third business day following each semi-annual vesting date, the required minimum income and employment withholding taxes by delivering a personal check to us. You will be prevented from transferring or selling the vesting shares in your E*TRADE account until we have received your check.

        You will be required to make a separate election for each restricted stock award you receive in the exchange program at the time you receive your restricted stock agreement. This election will be made by submitting to us a Tax Withholding Election Form, a form of which we filed as an exhibit to the Tender Offer Statement on Schedule TO (to which this document is also an exhibit) that we filed with the Securities and Exchange Commission. Your election will apply on each vesting date throughout the vesting period of the award. However, if you elect to sell vested shares in accordance with the first alternative described above and you are not an "insider employee" described below, you may change this election for any vesting date by notifying us in writing at least 30 days prior to the vesting date that you wish to pay the required withholding taxes by delivering a personal check in accordance with the second alternative above. This election can be made by mailing or faxing to us a form we will provide for this purpose. If you have elected to sell vested shares to pay withholding taxes and do not notify us in writing at least 30 days prior to a semi-annual vesting date that you wish to pay by check, or if you have elected to pay withholding taxes by check but fail to deliver your check in the correct amount on or before the third business day following the applicable vesting date, we will be authorized to instruct E*TRADE to sell on your behalf a number of vested shares as described in the first alternative above sufficient to satisfy your income and employment tax obligation.

        You are an "insider employee" if you have been notified that you are permitted to trade Zoran shares only during an open trading window in accordance with our securities trading policies. If you are an insider employee who elects to sell vested shares to satisfy your tax obligations, you will be required to establish a written trading plan that complies with the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934 and our securities trading policies. A written trading plan is an agreement between you and E*TRADE that directs E*TRADE to sell on each semi-annual vesting date (or the next business day thereafter) a specified number of shares which have vested under your restricted stock award. The number of shares specified for sale must be at least that number sufficient to provide for the required minimum income and employment withholding tax obligation arising on the vesting date. You must establish your trading plan at a time when our trading window is open and you are not otherwise in possession of material nonpublic information about Zoran or its securities. Once established, your trading plan will remain in effect until all of the tax withholding obligations in connection with your restricted stock award have been satisfied. Trading plans may not be modified or terminated except in compliance with our securities trading policies. Insider employees who elect to sell vested shares to satisfy their tax withholding obligations will not be permitted to change this election in order to pay the required withholding taxes by personal check. However, if, as a result of a suspension of your trading plan in compliance with our securities trading policies, shares may not be sold under the trading plan on a vesting date (or the next business day thereafter), we will withhold, in the manner described below, shares that would otherwise be released to you on the vesting date and will withhold from your first paycheck (and subsequent paychecks if necessary) following the vesting date an amount sufficient to satisfy any unsatisfied portion of your tax withholding obligation unless you pay such amount to us by personal check.

        If you choose to file a Section 83(b) election with respect to a restricted stock award, you will be required to so certify in your Tax Withholding Election Form for that award. In addition, you are required by IRS regulations to submit to Zoran a copy of your Section 83(b) election filed with the

IRS. At the time you file your Section 83(b) election, you will also be required to make a one-time cash payment to Zoran to cover the income and employment withholding tax due based on the fair market value on the grant date of all of the shares subject to the restricted stock award.

        In addition to the methods described above, we may, at our discretion, permit or require satisfaction of the tax withholding requirements by withholding from the number of shares of our common stock vesting under your restricted stock award a number of shares (rounded down to the nearest whole share) determined by multiplying the number of shares becoming vested by the combined minimum statutory income and employment tax withholding rates applicable to you. You would be required to pay by personal check any additional required withholding tax related to a fractional share. Regardless of which tax withholding alternative is used, you will also authorize us to withhold from your first paycheck (and subsequent paychecks if necessary) following the vesting date an amount sufficient to satisfy any unsatisfied portion of your required tax withholding.

        If your employment with us is terminated for any reason after you have received shares of common stock but before you have satisfied your income and employment withholding tax obligation, you will authorize us to instruct E*TRADE to sell on your behalf a number of shares as described in the first alternative above sufficient to satisfy your income and employment tax obligation, and we will deduct the entire amount of any remaining tax obligation from your final paycheck.

46.   If I have Incentive Stock Options, what happens if I elect not to exchange them in this offer?

        Based upon our review of the U.S. Internal Revenue Code, we believe that it is unlikely that the exchange offer to you will change any of the terms of your eligible incentive stock options if you do not accept this exchange offer. However, there is a possibility that the IRS may characterize the exchange offer to you as a "modification" of those incentive stock options, even if you decline this exchange offer. A successful assertion by the U.S. Internal Revenue Service that the options are modified would extend the period of time that you are required to hold the shares purchased under those options to qualify for favorable tax treatment and could cause a portion of your incentive stock options to be treated as nonstatutory stock options. However, any assertion by the IRS, even if successful, would not affect the exercise price or vesting schedule of your options. (See Section 14 of Part III.)

47.   Are there other tax consequences to which I may be subject?

        Depending on where you live, there may be additional state or local tax imposed on your restricted stock award. Residents of countries other than the United States who receive restricted stock units in the exchange offer will be subject to the tax laws of those countries. See Section 15 of Part III ("Considerations Specific to Eligible Employees Outside of the United States") and Appendix C ("Guide to International Issues") for additional information regarding the tax consequences of this exchange offer to non-U.S. employees.

HOW TO GET MORE INFORMATION

48.   Who can I talk to if I have questions about the offer?

        For additional information or assistance, you should call Karen Pereira at +1 (408) 523-6596 or send an e-mail to optionexchange@zoran.com.

        In addition to these resources, we also plan to arrange for question and answer sessions about this exchange program. These sessions will not be a solicitation or make any recommendations whatsoever with respect to the offer. For example, we will not be able to answer questions about your personal situation or otherwise provide an assessment of the merits of this offer. You should consult your personal advisors if you have questions about your financial or tax situation. We will be providing you information about the timing and location of the question and answer session in the coming days.

II. CERTAIN RISKS OF PARTICIPATING IN THE OFFER

        Participation in the offer involves a number of potential risks, including those described below. The risks identified in this section and the risks described under the heading entitled "Future Performance and Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the Securities and Exchange Commission on November 9, 2005, highlight the material risks of participating in this offer. Eligible employees should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. We strongly urge you to read the rest of this offer to exchange. In addition, we urge those employees who live and work outside of the United States to read Section 15 of Part III ("Considerations Specific to Eligible Employees Outside of the United States") and Appendix C ("Guide to International Issues") of this offer to exchange discussing tax consequences in various countries, as well as the other documents listed above, and to consult with an investment and tax advisor as necessary before deciding to participate in this offer.

ECONOMIC RISKS

The valuation methodology utilized to determine the exchange ratios is based on the Black-Scholes option pricing model and does not necessarily reflect the actual value of the options.

        The offer is intended to result in the grant of restricted stock rights having a value that, on a grant-by-grant basis, is related to but less than the aggregate value of the eligible option surrendered in the offer for those restricted stock rights. Our valuation of the options eligible for exchange in the offer is based on the Black-Scholes option pricing model using assumptions that are different from those utilized for the preparation of our pro-forma option expense disclosures in the notes to our consolidated financial statements that are included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005. The assumptions we used in valuing each eligible option for purposes of this offer were (a) the option's exercise price, (b) an assumed value of $10.34 per share of our common stock, which was the average closing price per share as reported on the Nasdaq National Market over the period from January 3 through April 22, 2005, (c) an expected volatility of our common stock price of 75%, (d) the remaining contractual life of the option, (e) a risk-free interest rate of 3.5% and (f) an expected dividend yield of zero. We then determined the exchange ratio for each eligible option based on 32% of its calculated Black-Scholes value and an assumed fair market value per share of our common stock equal to the average closing price per share on the Nasdaq National Market over period from January 3 through April 22, 2005.

        You should be aware that option valuation is not an exact science. Although the Black-Scholes model is a standard and accepted model for determining the value of options, the utilization of different assumptions in the Black-Scholes option pricing model can produce significantly different results for the ultimate value of an option.

        Moreover, even experts can disagree on the correct assumptions to use for any particular option valuation exercise. The assumptions we used for purposes of this offer may not be the same as those used by others and, therefore, our valuation of the options and/or the final exchange ratios may not be consistent with those obtained using other valuation techniques or input assumptions and may not reflect the actual value of these options.

If our stock price increases after the date your tendered options are canceled, including if we are acquired by or merge with another company, your canceled options might have been worth more than the restricted stock rights that you receive in exchange for them.

        We cannot predict the market price of our stock. It is possible over time that options you tender for exchange would have had a greater value or lesser value than the restricted stock rights you receive under this offer.

        We may engage in transactions in the future with business partners or other companies which could significantly change our structure, ownership, organization or management or the make-up of our Board of Directors, and which could significantly affect the price of our shares.

        In addition, if we are acquired by another company for its shares stock, then any stock you receive in connection with your restricted stock rights would be the acquiring company's stock (as opposed to Zoran's) based on the exchange ratio in the acquisition. If we are acquired by another company solely for cash, the treatment of the restricted stock rights would be similar to a stock acquisition, however the cash you would receive in connection with your restricted stock rights would be based on the cash that you would have been able to receive if you had received the cash paid to our stockholders for the shares subject to your restricted stock rights. If we are acquired by another company whose stock is not publicly traded, then your restricted stock rights would likely be for stock that is not publicly traded and which would be difficult to sell. Furthermore, if the acquiring company elects not to assume or continue outstanding restricted stock units or substitute an equivalent award for the acquiring company's stock, then unvested portions of all outstanding restricted stock rights awards (i.e., both restricted stock units and restricted stock) would be forfeited at the time of the acquisition and you would likely not receive any payment for the unvested portion of your award. Option holders who do not tender their options in the offer will have their outstanding options treated in accordance with the terms of the plan under which they were granted, and if their options are assumed by a successor to Zoran, those options would be priced in accordance with the terms of that transaction. This could potentially result in a greater financial benefit for those option holders who decided not to participate in this offer and who instead retain their original options.

If you do not have an employment relationship with us for any reason on the date your restricted stock rights would otherwise vest, including as the result of a reduction-in-force or another company's acquisition of us, you will forfeit any unvested restricted stock rights.

        This means that if you quit for any reason, die, or we terminate your employment, with or without cause or notice, and you are not an employee on the date your restricted stock rights would vest, you will forfeit the unvested restricted stock rights and will not receive anything for the options you tendered and we canceled. This offer is not a guarantee of employment for any period. Your employment relationship with Zoran (or one of our subsidiaries or a successor entity, as applicable) may be terminated at any time by either you or us, with or without cause or notice, subject to any employment agreement you may have with Zoran (or one of our subsidiaries or a successor entity, as applicable).

        If the economic conditions in our end-markets remain stagnant or worsen, we may undertake various measures to reduce our expenses including, but not limited to, reductions-in-force of our employees. Should your employment relationship be terminated as part of any such reduction-in-force, you will not have the benefit of the canceled option or any unvested restricted stock rights.

        If we are acquired by another company, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees prior to the vesting of restricted stock rights granted under this exchange program. If you do not have an employment relationship with Zoran (or one of our subsidiaries, or a successor entity, as applicable) due to our being acquired or for any other reason on the date your restricted stock rights would otherwise vest, you will forfeit those unvested restricted stock rights.

We will not grant restricted stock rights to you if we are prohibited by applicable laws or regulations.

        Even if we accept your tendered options, we will not grant restricted stock rights to you if we are prohibited by applicable laws, rules, regulations or policies from doing so. Such a prohibition could result from, among other things, changes in U.S. laws, Securities and Exchange Commission rules, regulations or policies or Nasdaq National Market listing requirements or if you move to a jurisdiction in which we are prohibited or prevented from granting restricted stock rights.

TAX-RELATED RISKS FOR U.S. RESIDENTS

General

        When the Zoran stock granted to you under your restricted stock award vests, you will generally recognize ordinary income equal to the fair market value of the vested shares. Any excess of the proceeds on a subsequent sale of the shares over their fair market value on the vesting date will be a capital gain, although you will be eligible for favorable long-term capital gain treatment only if you have held the shares for more than 12 months from the date of vesting.

Tax Withholding

        In most cases, at the time the shares of restricted stock vest, you will be responsible for FICA taxes. This generally would mean that 1.45% of the fair market value of the restricted stock at the time of vesting would have to be withheld in payment of Medicare tax. While you are also potentially subject to the larger old age and survivor component of FICA, this is true only to the extent your salary does not exceed the Social Security taxable wage base for that year ($94,200 for 2006). In addition, you will have an income tax withholding obligation with respect to ordinary income you must recognize on the shares' vesting date, much like the obligation that arises when we pay you your salary. You may satisfy these tax withholding obligations by one of the methods described in the response to Question 45 and in Section 14 of Part III, and, in addition, Zoran will be authorized under the 2005 Plan and your restricted stock agreement to either instruct a broker to sell on your behalf or withhold shares having a value equal to your tax withholding requirement from the shares that would otherwise be released to you or to deduct or cause to be deducted from one or more of your paychecks any taxes required by law to be withheld or paid with respect to your restricted stock award.

        The income tax withholding may be insufficient to cover your final income tax liability with respect to the vesting of your shares. You should consult with your own tax advisor to determine whether you should make estimated tax payments for each year in which your shares vest.

Even if you elect not to participate in the exchange program, to the extent your options are incentive stock options, those options may be affected.

        You should note, if you are subject to the tax laws of the United States, that there is a risk that any of your incentive stock options that are eligible for exchange may be affected, even if you do not participate in the exchange program. We believe that eligible options not tendered for exchange will not be subject to current U.S. federal income tax. We also believe that the exchange program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options, if any, (and sales of shares acquired upon exercises of such options) if you do not participate in this offer.

        However, the IRS may characterize this offer as a "modification" of those incentive stock options, even if you decline to participate. A successful assertion by the IRS of this position could, in some cases, cause an option to cease to qualify as an incentive stock option. In other cases, a successful assertion by the IRS could extend the option holding period necessary to qualify for favorable tax treatment. In such case, if you dispose of your incentive stock option shares before the end of this longer holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option.

        In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of all of the incentive stock options that could be exchanged. This does not necessarily mean that our offer will be viewed the same way. Private letter rulings given by the IRS contain the IRS's opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling, nor may they assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We therefore do not know if the IRS will assert the position that our offer constitutes a "modification" of incentive stock options which, although not tendered, are still eligible for the offer.

        You should review Section 14 of Part III carefully for a more detailed discussion of the potential consequences of participating in this offer. We recommend that you consult with your personal tax advisor before deciding whether or not to participate in the offer with respect to the tax consequences relating to your specific circumstances.

TAX-RELATED RISKS FOR NON-U.S. RESIDENTS

        If you are an eligible employee who is not a resident of the U.S. for tax purposes, you should refer to Section 15 of Part III and Appendix C of this offer to exchange for a discussion of some of the tax and legal consequences that may apply to you. If you participate in this offer, you may be liable for tax and social insurance contributions on the restricted stock units or the shares of our common stock to be issued in settlement of those awards. Subject to any modification required to comply with local law, we expect to satisfy our tax withholding obligations with respect to our international employees by using the procedures described under in the response to Question 45 and in Section 14 of Part III. In addition, you may have exchange control reporting obligations. General summaries of the tax and other legal implications of participating in the offer for employees outside of the United States can be found in Appendix C. However, these tax discussions are general in nature and are necessarily incomplete and may not apply to your specific circumstances. In addition, tax consequences change frequently and occasionally on a retroactive basis. We therefore strongly recommend you consult with your personal tax advisor in your own country about the effect on your personal tax situation if you choose to participate in the offer.

        If you are eligible for the offer and you live or work in one country but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance contribution consequences which may apply to you. Again, you should consult your own tax advisor to discuss these consequences.

BUSINESS-RELATED RISKS

        For a description of risks related to Zoran's business, please see the discussion of risks associated with our business under the heading "Future Performance and Risk Factors" in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005.

III. THE OFFER

Section 1. Eligibility.

        Employees are "eligible employees" if they are employees of Zoran or one of our subsidiaries on the date the offer commences and on the date on which the tendered options are canceled and restricted stock rights are granted; provided, however, that our executive officers, members of our Board of Directors and individuals who are residents of Canada or who are employed by our Canadian subsidiary are not eligible to participate in the offer. Executive officers and directors ineligible to participate in the offer are listed in Appendix B of this offer to exchange. Employees who are on medical, maternity, paternity, worker's compensation, military or another statutorily protected leave of absence or an approved personal leave of absence are eligible to participate in the offer. However, an employee who resigns or receives a "notice of termination" (as defined below) at any time before the date on which tendered options are canceled is not eligible to participate in the offer. For purposes of this offer, an employee will have received a "notice of termination" if the employee has received a written notice that Zoran or one of its subsidiaries intends to take the necessary steps to end the employee's employment relationship or, in accordance with local laws, the employee has received an offer, filed or has agreed in writing to file a petition in a labor court or has entered into an agreement, in each case, to end the employee's employment relationship with Zoran or one of its subsidiaries. If you are currently considered an "at-will" employee, this exchange offer does not change that status, and your employment may be terminated by us or by you at any time, including before the exchange offer expires, for any reason, with or without cause.

Section 2. Number of Restricted Stock Rights; Expiration Date.

        We are offering to exchange restricted stock rights, which will result upon vesting in the release to participants of shares of Zoran common stock, par value $.001 per share, for options to purchase our common stock held by eligible employees which were granted under our 1993 Stock Option Plan, our 2000 Nonstatutory Stock Option Plan or the Oak Technology, Inc. 1994 Stock Option Plan (collectively, the "Eligible Plans") and that have exercise prices greater than a "threshold price." We refer to such options in this offer as "eligible options." The threshold price is the greater of $20.00 or the closing sale price of our common stock reported on the Nasdaq National Market on the date this offer expires. Any options that you previously tendered for exchange but which have an exercise price that is not greater than the threshold price will not be eligible for exchange and will be automatically excluded from the offer. Our offer is subject to the terms and conditions described in this offer to exchange, the Letter of Transmittal and the Notice of Withdrawal.

        In this offer to exchange, references to "restricted stock rights" apply to both shares of restricted stock and restricted stock units. In order to avoid unintended income tax consequences to our employees in different jurisdictions, employees subject to U.S. income taxation who participate in the offer will receive shares of restricted stock, while employees who are subject to income taxation in other jurisdictions who participate in the offer will receive restricted stock units. Shares of restricted stock are shares of Zoran common stock that will be issued to a participant in the exchange offer promptly following its expiration. Until such shares vest through the employee's continued employment with Zoran, they remain subject to forfeiture upon the employee's termination of employment and restrictions on transfer. Restricted stock units are rights that will be issued to a participant in the exchange offer promptly following its expiration and that represent, for each such unit, the right to receive one share of Zoran common stock on the date that the unit vests. Until such units vest through the employee's continued employment with Zoran, they remain subject to forfeiture upon the employee's termination of employment and restrictions on transfer.

        As of December 29, 2005, options to purchase approximately 11,650,000 shares of our common stock were outstanding under the Eligible Plans. Of these, options held by eligible employees to purchase approximately 1,739,773 shares of our common stock have exercise prices greater than $20.00 per share and are thus potentially eligible to participate in this offer. Assuming all such options remain eligible to participate in the offer following the determination of the closing sale price of our common stock on the date the offer expires and are properly tendered for exchange, we will issue approximately 332,790 restricted stock rights.

        You may tender for exchange any or all of your eligible options. However, if you choose to tender an eligible option, you must tender for exchange the entire outstanding, unexercised portion of that option. For the purposes of this offer, the term "option" means a particular option grant to purchase a specified number of shares of our common stock at a specified exercise price per share. In other words, you will not be permitted to exchange part but not all of any particular option grant. For example, if an eligible employee has received two individual option grants, both of which remain outstanding in their entirety, consisting of (a) an option to purchase 1,000 shares of common stock with an exercise price of $21.00 and (b) an option to purchase 1,000 shares of common stock with an exercise price of $25.00, that employee may choose to exchange all or none of the option to purchase 1,000 shares with an exercise price of $21.00 and all or none of the option to purchase 1,000 shares with an exercise price of $25.00. In this example, the employee may not choose to exchange less than the entire option for 1,000 shares under either grant. We will not accept partial tenders of options. If you attempt to tender for exchange less than the entire outstanding, unexercised portion of an eligible option, we will reject your tender of that particular option in its entirety. Any such rejection will not affect any other eligible option that you properly tender.

        The number of restricted stock rights you will receive in exchange for a canceled eligible option will be determined by the exchange ratio applicable to that specific option. An exchange ratio represents the number of shares subject to an eligible option that will be canceled in exchange for the grant of one restricted stock right under this exchange program. For example, an exchange ratio of "5.0" means that for each five shares subject to an option we cancel, we will grant one restricted stock right. The restricted stock rights will be granted under, and will be subject to the terms and conditions of, our 2005 Plan and an award agreement between Zoran and the eligible employee.

        Separate from the offer to exchange, you should have received an Individual Statement of Options. This statement identifies each of the options you currently hold which has an exercise price greater than $20.00 and therefore may be eligible for exchange and the exchange ratio that applies to each option. A complete schedule of exchange ratios is attached as Appendix A to this offer to exchange. If you did not receive or have misplaced your Individual Statement of Options, you may request another copy of your statement by telephoning Karen Pereira at +1 (408) 523-6596 or by sending an e-mail to optionexchange@zoran.com.

        We will not issue any fractional restricted stock rights. Accordingly, any exchange that would result in a fractional unit will be rounded to the nearest whole number of restricted stock rights (with 0.5 rounded up). For example, if an employee elects to exchange an eligible option to purchase 1,000 shares of our common stock and the exchange ratio applicable to that option is 4.5 (meaning that one restricted stock right will be issued for each 4.5 shares subject to the canceled option), that employee will receive a total of 222 restricted stock rights (i.e., 1,000 divided by the exchange ratio of 4.5 is 222.2 units, and rounded to the nearest whole number is 222 units).

        To determine the exchange ratios applicable to eligible options, we have engaged an independent consulting firm to value each eligible option using the Black-Scholes option pricing model. "Black-Scholes" is a widely-used method for valuing stock options and uses the following factors: (i) stock price, (ii) the exercise price of the option, (iii) the expected life of the option, (iv) the volatility of the stock price, (v) a risk-free interest rate, and (vi) the expected dividend yield of the stock. Some of these factors are objectively determinable, while others, such as appropriate volatility measures, require some judgment. For purposes of this calculation, the Company has used the following measures:

  •
  Stock price: the average closing stock price of our common stock over the period from January 3 through April 22, 2005, or $10.34 per share.

  •
  Exercise price: the exercise price of the applicable eligible option.

  •
  Expected life of option: the remaining contractual life of the applicable eligible option as of August 1, 2005.

  •
  Volatility: 75%.

  •
  Risk-free interest rate: 3.5%.

  •
  Expected dividend yield: zero.

        In applying the Black-Scholes model to value the eligible options, the factors that varied from option to option were their exercise prices and remaining contractual lives, while the factors for stock price, volatility, risk free interest rate and expected dividend yield were common to our valuation of all eligible options. Some of these values are different from those that we have used in valuing Zoran options for required footnote disclosures in our financial statements. We chose the values used in applying the Black-Scholes model for the purposes of this offer to further our objectives in making the offer. We then determined the exchange ratio for each eligible option based on 32% of its Black-Scholes value and an assumed fair market value for one share of Zoran common stock underlying a restricted stock right to be issued in the exchange program. For this purpose, we assumed a fair market value per share equal to the average closing price per share of our common stock as reported on the Nasdaq National Market over the period from January 3 through April 22, 2005, or $10.34.

        The exchange ratio we have established for each eligible option represents, by design, a significant discount from the value of the eligible option, as determined using the Black-Scholes option pricing model. Thus, the aggregate value of the restricted stock rights that you will receive if you elect to participate in the offer will be significantly lower than the aggregate Black-Scholes value of the eligible options you surrender for exchange. The exchange ratios used in this offer have been approved by our Board of Directors. Because option valuation is inherently speculative and imprecise, in addition to considering the relationship between the value of your options and the value of any restricted stock rights that you would receive pursuant to this offer, you also should consider the other matters discussed or referenced in this offer to exchange as part of your overall determination of whether or not to participate in the exchange.

        This offer will expire on the expiration date. The term "expiration date" means 9:00 p.m., Pacific Time, on February 6, 2006 unless we, in our discretion, extend the period of time during which the offer will remain open. If we extend the period of time during which the offer remains open, the term "expiration date" will mean the latest time and date at which the offer expires. See Section 16 of Part III for a description of our rights to extend, delay, terminate and amend the offer.

Section 3. Purpose of the Offer.

        We are making this exchange offer for compensatory purposes and to reduce the "overhang" of outstanding stock options.

        We granted options under the Eligible Plans to provide our employees an opportunity to acquire or increase a proprietary interest in Zoran, thereby creating a stronger incentive to expend maximum effort for our growth and success and encouraging our employees to continue their employment with Zoran. However, in light of the general decline and significant volatility in the market price of our common stock over the last several years, a considerable number of our employees are holding options that have exercise prices higher than the current and recent trading prices of our common stock. We believe that these out-of-the-money options are not achieving the purposes for which they were intended. By making this offer we expect to be able to provide better performance incentives to our continuing employees and more closely align the interests of our employees with those of our stockholders in maximizing stockholder value.

        In addition, many of the eligible options have been out-of-the-money for extended periods of time and, therefore, have not been exercised by their holders. Coupled with periodic grants of options to new and continuing employees, the number of shares subject to outstanding Zoran options has steadily increased as a percentage of our total shares of common stock outstanding, creating a significant stock option "overhang." Under this offer, participating employees will receive fewer restricted stock rights than the number of shares subject to options that are canceled in the exchange. Shares subject to the canceled options in excess of the number of shares required for the restricted stock rights to be granted under the 2005 Plan pursuant to the exchange program will not be returned to the 2005 Plan or otherwise be available for the future grant of awards. Therefore, the number of shares of our common stock subject to all outstanding and future authorized employee equity awards will be reduced, thereby reducing our option overhang.

        Although the Compensation Committee of our Board of Directors and the Board of Directors have approved this offer, they recognize that the decision to accept or reject the offer is an individual one that should be based on a variety of factors. Accordingly, you should consult with your personal advisors if you have questions about your financial or tax situation. We and our Board of Directors are not making any recommendation to you as to whether you should elect to exchange your options. The restricted stock rights we are offering may end up being worth less than your existing options. You must make your own decision whether to exchange your options.

Section 4. Procedures for Tendering Options.

  Proper Tender of Options.

        To properly tender your options for exchange, you must timely submit an election to participate by, completing, signing and dating the Letter of Transmittal provided to you in connection with this offer to exchange and delivering it to us according to the instructions contained in the Letter of Transmittal (you may request an additional copy of the Letter of Transmittal using the contact information in this Section 4). The Letter of Transmittal must be delivered by via electronic delivery, facsimile, regular mail, overnight courier or hand delivery as follows:

        Via Electronic Delivery: Scan the completed and signed Letter of Transmittal and e-mail it to optionexchange@zoran.com.

        Via Facsimile: To Zoran Corporation, Attn: Karen Pereira, facsimile number +1 (408) 523-6541.

        Via Regular Mail, Overnight Courier or Hand Delivery: To Zoran Corporation, Attn: Karen Pereira, 1390 Kifer Road, Sunnyvale, California 94086, USA.

        Your election to exchange will be effective only after you properly submit a Letter of Transmittal before the offer expires.

        Your proper and timely submission of an election to participate or an election to withdraw from participation will constitute a "submitted election." To be timely, your election must be RECEIVED by us before the offer expires by delivery of a Letter of Transmittal as described above.

        The method of delivery of your Letter of Transmittal is at your election and risk. Your Letter of Transmittal will be effective upon receipt. In all cases, you should allow sufficient time to ensure we receive it in time. We intend to electronically confirm our receipt of your submitted election within two business days of receipt. If you do not receive confirmation of our receipt, it is your responsibility to ensure that we have received your election.

  Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.

        We will determine, in our discretion, all questions as to the number of shares subject to eligible options, and the validity, form, eligibility (including time of receipt) of submitted elections (including any changes of elections) and acceptance of any tender of options. Our determination of these matters will be final and binding on all parties. We may reject any submitted elections or any options tendered for exchange to the extent that we determine they are not properly completed or to the extent that we determine it is unlawful to accept the options for exchange. We may waive any defect or irregularity in a submitted election. No eligible options will be properly tendered for exchange until all defects or irregularities have been cured by the option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in any submitted election, and no one will be liable for failing to give notice of any defects or irregularities.

  Your Choosing to Participate and Our Accepting Your Options Constitute an Agreement.

        If you elect to exchange your options by submitting a Letter of Transmittal in accordance with the procedures described above, you will have accepted the terms and conditions of our offer. If we accept the eligible options that you properly tender for exchange, there will be a binding agreement between us and you on the terms and subject to the conditions of this offer to exchange and the Letter of Transmittal. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the expiration of the offer all properly tendered eligible options that have not been validly withdrawn.

  Effect of Exchange on Options.

        If you elect to exchange your eligible options and we accept such options for exchange, effective on our acceptance, the eligible options you tendered for exchange will be canceled and the stock option agreement(s) evidencing them will be deemed null and void. You will be required to enter into an award agreement governing the terms of your restricted stock rights award. If you do not elect to exchange your eligible options, you properly withdraw a previously submitted election or any of the options you tender for exchange are not eligible because their exercise price is not greater than the threshold price, you will not participate in the offer with respect to such options, and you will retain your options at their current exercise price(s) and subject to their current terms.

  Questions About the Offer.

        You can ask questions about this offer or request assistance, additional copies of the exchange offer documents and copies of the Letter of Transmittal by telephoning Karen Pereira at +1 (408) 523-6596 or sending an e-mail to optionexchange@zoran.com.

Section 5. Withdrawal Rights and Change of Election.

        You may only withdraw your tendered options or change your election in accordance with the provisions of this Section 5.

        You may withdraw your tendered options from the option exchange offer at any time before 9:00 p.m., Pacific Time, on February 6, 2006. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration date. We expect to accept and cancel all properly tendered eligible options promptly following the expiration of the offer. However, if we have not accepted and canceled your properly tendered options by 9:00 p.m., Pacific

Time, on March 7, 2006, you may withdraw your tendered options at any time after that date and until your tendered options have been accepted.

        If your employment with us terminates prior to the expiration of the offer, your tendered options will automatically be withdrawn. If automatically withdrawn, you may exercise those options to the extent they are vested at the time of your termination of employment, but only during the limited period for which those options remain exercisable pursuant to your stock option agreement following your termination. Similarly, any of the options you tender for exchange having an exercise price that is not greater than the threshold price will be ineligible to participate and automatically excluded from the offer. Such excluded options will remain outstanding and will be exercisable in accordance with their terms.

        Please note that, just as you may not tender only a part of an eligible option, you may also not withdraw your election with respect to only part of an eligible option. Accordingly, if you elect to withdraw a previously tendered option represented by a particular grant, you must reject this exchange offer with respect to the entire option represented by that particular grant, but you need not withdraw your tender of other eligible options represented by different grants.

        To withdraw any or all of your tendered options, you must submit to us the Notice of Withdrawal provided to you in connection with this offer to exchange. The Notice of Withdrawal must be delivered via electronic delivery, facsimile, regular mail, overnight courier or hand delivery as follows:

        Via Electronic Delivery: Scan the completed and signed Notice of Withdrawal and e-mail it to optionexchange@zoran.com.

        Via Facsimile: To Zoran Corporation, Attn: Karen Pereira, facsimile number +1 (408) 523-6541.

        Via Regular Mail, Overnight Courier or Hand Delivery: To Zoran Corporation, Attn: Karen Pereira, 1390 Kifer Road, Sunnyvale, California 94086, USA.

        Your election to withdraw previously tendered options from the option exchange offer will be effective only after you properly submit a Notice of Withdrawal before the offer expires.

        If you later decide to make a new election to tender eligible options in this offer, you must request and submit a new Letter of Transmittal by following the instructions in Section 4. Please see Section 4 for the contact information you should use to request additional copies of the Letter of Transmittal or the Notice of Withdrawal. The final change to your elections that you submit to us prior to the expiration of the offer will be binding, and you will not be permitted to make any further withdrawals or elections after the offer expires.

        You may not rescind any withdrawal, and options you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender those options by delivering a new properly completed and executed Letter of Transmittal before the offer expires.

        Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice of Withdrawal or new Letter of Transmittal, and no one will be liable for failing to give notice of any defects or irregularities. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notices of Withdrawal and new Letters of Transmittal. Our determinations of these matters will be final and binding.

        To be timely, your election to withdraw previously tendered options from this offer must be RECEIVED by us before the offer expires by delivery of a Notice of Withdrawal as described above.

        The method of delivery of your Notice of Withdrawal is at your election and risk. Your Notice of Withdrawal will be effective upon receipt. In all cases, you should allow sufficient time to ensure we receive it in time. We intend to electronically confirm our receipt of your submitted election within two business days of receipt. If you do not receive confirmation of our receipt, it is your responsibility to ensure that we have received your election.

Section 6. Acceptance of Options for Exchange and Issuance of Restricted Stock Rights.

        Upon the terms and subject to the conditions of this offer and promptly following the expiration date, we will accept for exchange all eligible options properly tendered and not validly withdrawn before the expiration of the offer. All options accepted by us pursuant to this offer will be canceled as of the date of acceptance, and you will no longer have any rights under those options. Restricted stock right awards will be granted as of the date of our acceptance. If we accept and cancel options properly tendered for exchange after February 6, 2006, or if we extend the date by which we must accept and cancel options properly tendered for exchange, the time in which the restricted stock rights will be granted will be similarly delayed.

        We will not accept partial tender of an eligible option. However, you may tender the remaining portion of an eligible option that you have partially exercised.

        For purposes of the offer, we will be deemed to have accepted for exchange eligible options that are validly tendered and not properly withdrawn when we give notice to option holders of our acceptance. We will give notice of our acceptance, which may be by e-mail, facsimile or press release, promptly following the expiration date.

        All restricted stock rights awards will be granted under our 2005 Plan and will be subject to the terms and conditions of an award agreement between you and Zoran. As promptly as practicable after the grant date, we will send you an award agreement (in the appropriate form filed as an exhibit to our Tender Offer Statement on Schedule TO but with all the blanks filled in). This agreement will be effective from and as of the grant date.

        If you are not an eligible employee of Zoran or one of our subsidiaries on the expiration date, your election to exchange your options will automatically be deemed to have been withdrawn as of the date of your termination and our offer will not affect the terms of your existing options.

        It is possible that, prior to the cancellation of options tendered for exchange and the grant of restricted stock rights, we might effect or enter into an agreement for a merger or other similar transaction in which Zoran is acquired by another company. If there is a sale of all or substantially all of our assets or stock, or we merge with another company, before the expiration of the offer, you may withdraw your tendered options and have all the rights afforded you to acquire our common stock under the existing agreements evidencing those options. Further, if we are acquired prior to the expiration date, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact subject to all of their terms and conditions.

        If you are a non-U.S. employee and we are acquired by another company after we accept and cancel your tendered options and grant you restricted stock units but before the vesting of all of your restricted stock units and issuance to you of shares of Zoran common stock, the successor company may assume or continue our obligations under your restricted stock units agreement or substitute a substantially equivalent award for its shares. However, the type of security and the number of shares covered by the restricted stock units would be determined by the acquisition or merger agreement between us and the acquiror based on the same principles applied to the handling of shares of our common stock that are outstanding at the time of the merger or acquisition. As a result of the ratio in which our common stock may convert into an acquiror's common stock in a merger or acquisition transaction, you may receive restricted stock units for more or fewer shares of the acquiror's stock than the number of shares that you would receive in this exchange offer if no acquisition had occurred. If we are acquired by another company solely for cash, the treatment of the restricted stock units would be similar to a stock acquisition, but your restricted stock units may represent a right to receive upon vesting the cash you would have received had you been a Zoran stockholder at the time of the acquisition. If the successor company elects not to assume or continue your restricted stock units or substitute an equivalent award, then any portion of your award that remains unvested at the time of the acquisition of Zoran would terminate and you would likely not receive any payment for the unvested portion of your award.

        If you are a U.S. employee and we are acquired by another company after we accept and cancel your tendered options and grant you shares of restricted stock, your shares would be treated in the same manner as all other shares of Zoran common stock outstanding at the time of the merger or acquisition transaction, subject to the vesting provisions of your restricted stock agreement, provided that the successor company assumes or continues the outstanding restricted stock units granted to non-U.S. employees or substitutes equivalent awards. If the successor company elects not to assume, continue or replace outstanding restricted stock units, as a result of which unvested restricted stock units are forfeited without payment, then unvested shares of restricted stock will similarly be forfeited without payment.

        If we are acquired by another company, that company may decide to terminate some or all of our employees before their restricted stock rights vest in full. In that case, terminated employees would forfeit unvested restricted stock rights and would not receive stock or any other consideration for the options that were canceled in the exchange offer. Under the terms of the 2005 Plan, the Compensation Committee of our Board of Directors may provide for the acceleration of vesting and settlement of restricted stock rights to such extent as it determines, but it is generally under no obligation to do so. If you are a participant in our Executive Retention and Severance Plan, your restricted stock rights award will provide for acceleration of vesting in certain circumstances in connection with a change in control of Zoran.

Section 7. Conditions of the Offer.

        Subject to rules of the Securities and Exchange Commission and notwithstanding any other provision of the offer, we will not be required to accept for exchange any options and may terminate or amend the offer or postpone the acceptance of any options, if at any time on or after commencement of the offer and before the expiration date of the offer any of the following events shall have occurred (or shall have been determined by us to have occurred) that in our reasonable judgment makes it inadvisable to proceed with the offer or with acceptance for exchange:

  •
  there has been threatened or instituted or is pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, the issuance of restricted stock rights in exchange for options, or otherwise relates in any manner to the offer; or that, in our reasonable judgment, could materially affect the business, condition (financial or other), income, operations or prospects of us and our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair (such as by increasing the accounting or other costs of the offer to us) the contemplated benefits of the offer to us;

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  there has been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

  •
  make the acceptance for exchange of, or the issuance of restricted stock rights for, some or all of the options illegal or otherwise restrict or prohibit consummation of the offer or otherwise relates in any manner to the offer;

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  delay or restrict our ability, or render us unable, to accept for exchange, or issue restricted stock rights for, some or all of the tendered options;

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  materially impair (such as by increasing the accounting or other costs of the offer to us) the contemplated benefits of the offer to us; or

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  materially affect the business, condition (financial or other), income, operations or prospects of us and our subsidiaries, taken as whole, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

  •
  there has occurred:

  •
  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

  •
  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory);

  •
  the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

  •
  any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions in the United States;

  •
  any significant change in the market price of our shares of common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material effect on our business, condition (financial or other), operations or prospects or on the trading in our common stock;

  •
  any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material effect on our business, condition (financial or other), operations or prospects or that of our subsidiaries or that, in our reasonable judgment, makes it inadvisable to proceed with this offer;

  •
  in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof;

  •
  any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Companies by an amount in excess of 10% measured from the close of business on January 6, 2006; or

  •
  any change in generally accepted accounting principles or interpretations of generally accepted accounting principles which could or would materially and adversely affect the manner in which we are required for financial accounting purposes to account for the offer;

  •
  a tender or offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, has been proposed, announced or made by another person or entity or has been publicly disclosed, or we have learned that:

  •
  any person, entity or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group has been formed that beneficially owns more than 5% of the outstanding shares of our common stock (other than any such person, entity or group who has filed a Schedule 13D or Schedule 13G with the Securities and Exchange Commission on or before the expiration date of the offer);

  •
  any person, entity or group who has filed a Schedule 13D or Schedule 13G with the Securities and Exchange Commission on or before the expiration date of the offer has acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

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  any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of their respective assets or securities;

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  any change or changes shall have occurred in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or that of our subsidiaries that, in our reasonable judgment, has or may have a material adverse effect on us and our subsidiaries, taken as a whole.

        The conditions to the offer are for our benefit. We may assert them at our discretion prior to the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other conditions to the offer. Our failure at any time prior to the expiration date, to exercise any of these rights will not be deemed a waiver of any rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed to be a waiver with respect to any other facts and circumstances. Any determination or judgment we make concerning the events described in this section will be final and binding upon all persons.

Section 8. Price Range of Our Common Stock.

        Our common stock is quoted on the Nasdaq National Market under the trading symbol "ZRAN". The following table sets forth, for the periods indicated, the high and low closing sales prices per share of our common stock as reported by the Nasdaq National Market.

	High	Low
2003
First Quarter	$17.47	$10.85
Second Quarter	$20.74	$12.65
Third Quarter	$27.28	$19.57
Fourth Quarter	$20.94	$15.26
2004
First Quarter	$22.20	$15.70
Second Quarter	$18.89	$16.44
Third Quarter	$18.50	$13.95
Fourth Quarter	$16.35	$9.85
2005
First Quarter	$11.21	$9.63
Second Quarter	$13.95	$8.97
Third Quarter	$17.19	$13.31
Fourth Quarter	$17.38	$12.51

        On December 30, 2005, the closing price per common share as reported by the Nasdaq National Market was $16.21.

        Our stock price has been, and in the future may be, highly volatile. The trading price of our common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, some of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many technology companies, and that have often been unrelated or disproportionate to the operating performance of these companies.

        We recommend that you obtain the current market price of our common shares before deciding whether to elect to exchange your options.

Section 9. Source and Amount of Consideration; Terms of Restricted Stock Rights.

  Consideration.

        The number of whole restricted stock rights to be granted in exchange for each eligible option will be determined based upon an exchange ratio applicable to that option. Each eligible employee will receive an Individual Statement of Options identifying the options held by the employee which have exercise prices greater than $20.00 and therefore may be eligible for exchange and the specific exchange ratio that will apply to each such option.

        We will not issue any fractional restricted stock rights. Accordingly, any exchange that would result in a fractional unit under the applicable exchange ratio will be rounded to the nearest whole number of restricted stock rights (with 0.5 rounded up).

        As of December 29, 2005, options granted under our 1993 Stock Option Plan, our 2000 Nonstatutory Stock Option Plan or the Oak Technology, Inc. 1994 Stock Option Plan were issued and outstanding to purchase an aggregate of approximately 11,650,000 shares of Zoran common stock, of which options having exercise prices greater than $20.00 per share and thus potentially eligible for exchange in this offer were outstanding to purchase approximately 1,739,773 shares of our common stock at a weighted average exercise price of approximately $25.13 per share. The number of shares subject to options having exercise prices greater than $20.00 per share equal approximately 3.8% of the total number of shares of our common stock issued and outstanding as of December 29, 2005. If we receive and accept for exchange all such outstanding options having exercise prices greater than $20.00 per share, we will issue approximately 332,790 restricted stock rights, representing a number of shares equal to approximately 0.7% of total number of shares of our common stock issued and outstanding as of December 29, 2005. Up to 1,250,000 of the shares subject to eligible options canceled under the offer will be added to the number of shares authorized under the 2005 Plan and made available for issuance upon the settlement of restricted stock rights granted in the exchange program.

  Terms of the Restricted Stock Rights.

        The restricted stock rights issued pursuant to this offer will be issued under the 2005 Plan. For each restricted stock rights award granted in the offer, we and the participant will enter into either a restricted stock agreement or a restricted stock units agreement, as applicable. As promptly as practicable after the grant date, we will send to each recipient of restricted stock rights in this offer a completed award agreement. The terms and conditions of the restricted stock rights awards will vary from the terms and conditions of the options tendered for exchange. You must sign and return the award agreement to be entitled to your restricted stock rights award. This agreement will be effective from and as of the grant date. The following description of the restricted stock rights awards to be granted under the 2005 Plan is a summary of the material terms of these awards.

        Important Note:    The description below of the 2005 Plan and the restricted stock rights awards to be granted in this offer is merely a summary and does not purport to be complete. Any statements are subject to, and are qualified in their entirety by reference to, all provisions of the 2005 Plan and the applicable form of agreement evidencing the restricted stock rights award. These documents have been included as exhibits to our Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission (to which this document is also an exhibit).

        In addition, please note that if you work outside the U.S., your award agreement will contain additional provisions regarding data privacy, responsibility for taxes, and an acknowledgment and waiver with respect to the nature of the offer.

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  General.    The 2005 Plan was adopted by our Board of Directors on May 26, 2005 and approved by our stockholders on July 29, 2005. As of December 29, 2005, there were 1,312,982 shares of our common stock available for grant under the 2005 Plan. This number will be increased by up to 1,250,000 shares subject to eligible options canceled in this offer, but not in excess of the number of shares subject to restricted stock rights awards granted in the exchange program. The 2005 Plan permits the Compensation Committee of our Board of Directors to grant a variety of equity-based awards, including the restricted stock and restricted stock unit awards to be granted in this offer.

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  Purpose.    The purpose of the 2005 Plan is to advance the interests of Zoran and its stockholders by providing an incentive to attract, retain and reward persons performing services for Zoran and by motivating them to contribute to our growth and profitability.

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  Administration.    The 2005 Plan is generally administered by the Compensation Committee of our Board of Directors. Subject to the provisions of the 2005 Plan, the Committee selects the individuals eligible to be granted awards under the 2005 Plan, the types of awards granted, the time(s) at which awards may be granted, the number of shares, units or rights subject to each award and all of the terms and conditions of each award. The Committee has the authority to interpret the 2005 Plan and to make all other determinations relating to the 2005 Plan.

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  Nature of Restricted Stock.    Each restricted stock award consists of shares of Zoran common stock that are issued to the participant at the time the award is granted. The 2005 Plan permits, and the applicable award agreement will provide, that we may issue shares to a participant by delivering evidence of book entry shares credited to the participant's account. Under the terms of the restricted stock awards to be issued in this offer, the shares of restricted stock will be held pursuant to the terms of an escrow arrangement established by the award agreement until the shares vest, if at all, at which time they will be released from the escrow arrangement and delivered to the participant. During the period in which the shares of restricted stock remain subject to the escrow arrangement, you will nevertheless have certain of rights of a Zoran stockholder, including the right to vote the shares and receive any dividends we may pay. Between the date on which a restricted stock award is granted and the date on which shares subject to the award vest, the value of the award will fluctuate based on the market price of our common stock, although you will have no right to sell or otherwise transfer such shares until they have vested. No monetary payment (other than applicable tax withholding, if any) will be required as a condition of being granted shares of restricted stock.

  •
  Nature of Restricted Stock Units.    Each restricted stock unit is a right to receive a share of our common stock at a time specified in the applicable award agreement. You should be aware that restricted stock units are merely bookkeeping entries, so that no actual shares of our common stock are issued when the restricted stock units are granted. Under the terms of the restricted stock unit awards to be issued in this offer, shares of our common stock will be issued when the corresponding restricted stock units vest, if at all. Between the date on which a restricted stock unit award is granted and the date on which restricted stock units subject to the award vest, the value of the award will fluctuate based on the market price of our common stock. However, you will have no rights as a Zoran stockholder by virtue of having been granted a restricted stock unit award until actual shares of our common stock are issued to you. No monetary payment (other than applicable tax withholding, if any) will be required as a condition of being granted a restricted stock unit award or being issued shares of our common stock in settlement of the award.

  •
  Vesting.    All restricted stock rights received in exchange for eligible options will be subject to a new vesting schedule that will commence on the date on which the restricted stock rights are granted. We will grant restricted stock rights awards promptly following the expiration of the offer in exchange for properly tendered options. All restricted stock rights issued in the offer will be unvested as of the grant date and will require a minimum period of two years of employment for full vesting of the award, even if the eligible option surrendered in exchange for such restricted stock rights was fully vested. In order to vest in the restricted stock rights granted to a participant, the participant must remain employed by Zoran or any of our subsidiaries on the applicable vesting date. The length of the vesting schedule applicable to each restricted stock rights award will depend on the remaining vesting period of the option tendered in exchange for that restricted stock rights award as of the date it is canceled, as follows:

Remaining Vesting Period of Eligible Option as of Date of Cancellation	Total Vesting Period of Restricted Stock Rights
2 years or less	2 years
Greater than 2 years but not greater than 3 years	3 years
Greater than 3 years	4 years

        Restricted stock rights awards will vest in substantially equal semi-annual installments over the applicable vesting period, subject to the participant's continued employment with Zoran or any of its subsidiaries.

  •
  Delivery of Common Shares.    Upon vesting, shares of restricted stock previously issued to the participant will be released from an escrow arrangement and restricted stock units will be settled, on a one-to-one basis, by issuance of shares of our common stock to the participant.

  •
  Termination of Employment.    In the event a participant in the offer ceases to be an employee of Zoran or any of our subsidiaries at any time prior to the vesting of the participant's restricted stock rights, all of such participant's restricted stock rights which are unvested at the time of termination of employment generally will be forfeited to Zoran and canceled. However, if you are a participant in our Executive Retention and Severance Plan (the "Retention Plan") and your employment terminates within 18 months following a change in control of Zoran under circumstances described in the Retention Plan, and you execute and do not revoke a release of claims against Zoran or its successor as provided in the Retention Plan, the vesting of your restricted stock rights will be accelerated to the same extent that the vesting of the eligible options you tendered in exchange for such restricted stock rights would have been accelerated under the terms of the Retention Plan.

  •
  Transfer Restrictions.    Until they have vested (and, in the case of restricted stock units, have been settled in shares of our common stock), your restricted stock rights may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, other than by will or the laws of descent and distribution.

  •
  Voting and Dividend Rights.    If you are granted shares of restricted stock, you will have the right to vote and to receive any dividends we may pay with respect to such shares. If you are granted restricted stock units, you will have no voting rights and no rights to receive any dividends paid with respect to shares of our common stock prior to the date on which the shares underlying your restricted stock units are issued to you in settlement of your award.

  •
  Adjustments Upon Certain Events.    Subject to any required action by our stockholders, in the event of any change in our common stock effected without receipt of consideration by Zoran, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in our capital structure, or in the event of payment of a dividend or distribution to our stockholders in a form other than shares of our common stock (excepting normal cash dividends) that has a material effect on the fair market value of shares of common stock, appropriate adjustments will be made in the number and kind of shares subject to restricted stock rights awards, as determined by the Committee, in its discretion.

  •
  Effect of a Change in Control of Zoran.    In the event of a change in control of Zoran (as defined by the 2005 Plan), the successor company may assume or continue Zoran's rights and obligations under outstanding restricted stock unit awards or may substitute substantially equivalent awards for the successor company's stock. Outstanding awards will be deemed assumed if, following the change in control, each restricted stock unit confers the right to receive, subject to the terms and conditions of the 2005 Plan and the applicable restricted stock units agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of our common stock on the effective date of the change in control was entitled. However, if such consideration is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be provided upon settlement of each assumed restricted stock unit will consist solely of common stock of the successor company equal in value to the per share consideration received by a Zoran stockholder pursuant to the change in control. If the successor company does not assume, continue or substitute for the outstanding restricted stock units, then any restricted stock units remaining unvested will terminate at the time of the change in control. The

    Committee may (but is not obligated to) cancel outstanding vested (and unvested if the Committee so determines) restricted stock units in exchange for payment of the value of the underlying shares in cash, stock of the company or the successor company or other property. Upon a change in control of Zoran, shares of restricted stock would be treated in the same manner as all other shares of Zoran common stock outstanding at the time of the transaction, subject to the vesting provisions of the restricted stock agreement, provided that the successor company assumes or continues outstanding restricted stock units or substitutes equivalent awards. If the successor company elects not to assume, continue or replace outstanding restricted stock units, as a result of which unvested restricted stock units are forfeited without payment, then unvested shares of restricted stock will similarly be forfeited without payment.

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  Amendment or Termination of the 2005 Plan.    The Committee has the authority to amend, suspend or terminate the 2005 Plan at any time, provided that no such amendment, suspension or termination may adversely affect any then outstanding restricted stock rights awards or other awards under the 2005 Plan without the consent of the participant. However, the Committee may, in its sole and absolute discretion and without the consent of any participant, amend the 2005 Plan or any award agreement, including retroactively, as it deems necessary or advisable to conform the 2005 Plan or any award agreement to any applicable present or future law, regulation or rule.

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  Registration of Shares.    The shares of Zoran common stock underlying the restricted stock rights issuable in connection with the exchange have been registered under the Securities Act of 1933 on a registration statement on Form S-8 filed with the Securities and Exchange Commission. Unless you are considered an "affiliate" of Zoran, you will generally be able to sell the vested shares you receive pursuant to your restricted stock rights free of any transfer restrictions under applicable United States securities laws.

  •
  Tax Consequences.    If you are a U.S. employee, you should refer to Section 14 for a discussion of the material U.S. federal income tax consequences of the acquisition, holding and vesting of shares of restricted stock under this offer. If you are an employee outside the United States, you should refer to Section 15 and Appendix C to this offer to exchange for a discussion of income tax consequences for employees in certain non-U.S. countries of the acquisition, holding and vesting of restricted stock units, as well as the consequences of accepting the restricted stock units under this offer. We recommend that you consult with your own tax advisor to determine the tax and social insurance consequences of this transaction under the laws of the country in which you live and work.

Section 10. Information Concerning Zoran Corporation.

        General.    Zoran is incorporated in the State of Delaware. Our principal executive offices are located at 1390 Kifer Road, Sunnyvale, California 94086, and our telephone number at that address is +1 (408) 523-6500.

        We develop and market integrated circuits, or ICs, integrated circuit cores and embedded software used by original equipment manufacturers, or OEMs, in digital video and audio products for commercial and consumer markets. We also provide complete, copy-ready system reference designs based on our technology that help our customers produce commercial and consumer products more quickly and cost-effectively. Our products consist of integrated circuits and related products used in digital versatile disc players, or DVDs, movie and home theater systems, digital cameras and video editing systems. We also provide integrated circuits, software and platforms for digital television applications that enable the delivery and display of digital video content through a set-top box or television as well as digital imaging products consisting of semiconductor hardware and software that enable users to print, scan, process and transmit documents to computer peripherals that perform printing functions. Subsequent to our acquisition of Emblaze Semiconductor Ltd. in July 2004, we also provide high performance, low-power application processors, technology and products for the multimedia mobile telephone market. Through the acquisition of Oren Semiconductor, Inc. on June 10, 2005, we obtained Oren's demodulator IC technology for the global high definition television market.

        Subject to the foregoing, and except as otherwise disclosed in this offer to exchange or in our filings with the Securities and Exchange Commission, we presently have no plans or proposals and are not engaged in negotiations that relate to or would result in:

  •
  an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

  •
  any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

  •
  any material change in our present dividend rate or policy, our indebtedness or capitalization;

  •
  any change in our present Board of Directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

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  any other material change in our corporate structure or business;

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  our common shares being delisted from the Nasdaq National Market;

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  our common shares becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934;

  •
  the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934;

  •
  the acquisition by any person of any of our securities or the disposition of any of our securities; or

  •
  any change in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.

        We cannot assure you that we will not plan, propose or engage in negotiations with respect to the above noted matters during or after the expiration of our offer.

        Certain Financial Information.    Set forth below is a summary of our financial information. This information is derived from and qualified by reference to our publicly available consolidated financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in Item 8 on pages 40 through 69 of Zoran's Annual Report on Form 10-K, for its fiscal year ended December 31, 2004, and Item 1 on pages 3 through 16 of Zoran's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2005, which are incorporated herein by reference. See Section 18.

	December 31,
			September 30, 2005
	2004	2003
	(audited)		(unaudited)
	(in thousands, except per share data)
Condensed Consolidated Balance Sheet Data (at period end):
Current assets	$194,439	$220,546	$251,411
Non-current assets	404,842	401,691	354,537
Total assets	599,281	622,237	605,948
Current liabilities	85,119	73,736	97,106
Non-current liabilities	13,535	14,222	11,538
Total liabilities	98,654	87,958	108,644
Total shareholders' equity	500,627	534,279	497,304
	Years Ended December 31,		Nine Months Ended September 30,
	2004	2003	2005	2004
	(audited)		(unaudited)
	(in thousands, except per share data)
Condensed Consolidated Statements of Operations:
Net operating revenues	$378,864	$216,528	$286,447	$304,100
Operating loss	(46,857)	(72,004)	(25,098)	(14,483)
Loss before income taxes	(45,814)	(66,615)	(23,693)	(13,851)
Net loss	(47,354)	(67,978)	(24,893)	(17,224)
Basic net loss per share	$(1.11)	$(2.05)	$(0.57)	$(0.40)
Diluted net loss per share	$(1.11)	$(2.05)	$(0.57)	$(0.40)
Shares used to compute basic net loss per share	42,788	33,231	43,942	42,688
Shares used to compute diluted net loss per share	42,788	33,231	43,942	42,688
Other:
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A

(1)
The Company did not record fixed charges as defined by Regulation S-K 229.503(d) for the periods presented.

        Zoran's book value per share as of September 30, 2005 was $11.05. Book value per share is the value of our total stockholders' equity divided by the number of our issued and outstanding common shares, net of shares held in treasury, which at September 30, 2005 amounted to 45,011,293.

        For information regarding the accounting consequences of our offer, see Section 12.

Section 11. Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.

        A list of our directors and executive officers who are not eligible to participate in this offer is attached to this offer to exchange as Appendix B, which is incorporated by reference herein. For information with respect to the beneficial ownership of our common stock by those directors and executive officers who were beneficial owners of our common stock as of March 31, 2005, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 1, 2005, which is incorporated by reference into our Form 10-K.

        Other than as described below and other than transactions in our securities in the ordinary course under our stock incentive plans with persons who are neither executive officers nor directors of Zoran, neither Zoran or its subsidiaries nor, to the best of our knowledge, our executive officers, directors or affiliates have effected transactions in options to purchase Zoran common stock or in shares of Zoran common stock during the 60 days prior to January 6, 2006, except as follows:

  •
  On November 23, 2005, each of our non-employee directors, Uzia Galil, James Meindl, James Owens, Jr., David Rynne, Arthur Stabenow and Philip Young, was granted an option under our 2005 Outside Directors Equity Plan to purchase 15,000 shares of our common stock at a price of $16.36 per share, which was the closing sale price of our common stock on such date as reported on the Nasdaq National Market.

        Except as described in this offer to exchange and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and amendment on Form 10-K/A, and other than outstanding options and other awards granted from time to time to certain of our employees (including executive officers) and our directors under our compensation and incentive plans, neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

Section 12. Status of Options Accepted by Us in the Offer; Accounting Consequences of the Offer.

        Options that we acquire through the offer will be canceled, and up to 1,250,000 of the shares subject to those options will be returned to the pool of shares available for the grant pursuant to this offer of restricted stock rights under the 2005 Plan. To the extent that the number of shares subject to options canceled pursuant to the offer exceeds the number of shares subject to the restricted stock rights to be granted in connection with the offer, the excess shares will not be returned to the 2005 Plan or otherwise made available for the future grant of equity-based awards.

        We will record a compensation expense in connection with the restricted stock rights awards equal to the fair market value of the underlying shares of our common stock on the date of grant of the restricted stock rights awards. This compensation expense will be recognized over the applicable vesting periods.

Section 13. Legal Matters; Regulatory Approvals.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the offer, or of any approval or other action by any government or regulatory authority or agency that is required for the acquisition or ownership of the options or restricted stock rights as described in the offer. If any other approval or action should be required, we presently intend to seek that approval or take that action. This could require us to delay the acceptance of options returned to us. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business. Our obligation under the offer to accept exchanged options and to issue restricted stock rights is subject to the conditions described in Section 7.

Section 14. Material U.S. Federal Income Tax Consequences.

        The following is a general summary of the material U.S. federal income tax consequences of the offer. This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to in this Section as the "Code"), its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis). This summary does not discuss all the tax consequences that may be relevant to you in light of your particular circumstances and it is not intended to be applicable in all respects to all categories of option holders.

        If you are living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you. We strongly recommend that you consult your own tax advisor to discuss the consequences to you of participating in the offer.

        You are urged to consult your own tax advisor with respect to the federal, state and local consequences of participating in the offer, as well as any tax consequences arising under the laws of any other taxing jurisdiction.

        Option Exchange and Grant of Restricted Stock.    We believe that you will not be subject to current U.S. federal income taxation if you elect to keep your eligible options. We do not believe that there will be any immediate U.S. federal income tax consequences of receiving a restricted stock award in exchange for your eligible options if you are subject to U.S. income taxation, unless you elect to file an election under Section 83(b) of the Internal Revenue Code, as described below.

        Vesting of Restricted Stock.    When shares of restricted stock granted to you vest, you will generally recognize ordinary income equal to the fair market value of the shares that become vested. We will determine the fair market value of the shares based on the closing price of our common stock as reported on the Nasdaq National Market on the applicable vesting date, or if not reported on such date, on the last day such closing price was reported. Generally, we will be entitled to a tax deduction equal to any amount recognized as ordinary income by you with respect to your vested restricted stock.

        Election under Section 83(b).    You may elect to be taxed at the time that shares of restricted stock are granted to you as if the shares were not subject to vesting conditions by filing an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code no later than 30 days after the date of grant of the shares. If you properly file a Section 83(b) election, you will generally recognize ordinary income equal to the fair market value of the shares determined on the date of grant.

        Subsequent Sale of Shares.    Your tax basis in the shares granted to you will be equal to the fair market value on the date of vesting (that is, equal to the amount of ordinary income you recognize), and the capital gain holding period will commence upon the day following date on which the shares vested. However, if you filed a Section 83(b) election, your tax basis will be equal to the fair market value of the shares on the date they were granted to you, and the capital gain holding period will commence on the date of grant. Your subsequent disposition of the stock will ordinarily result in a capital gain or loss in an amount equal to the difference between the amount you realize on the disposition and your tax basis in the shares that are disposed of. If you dispose of shares of common stock after you have held the shares for more than one year, such capital gain or loss will be long-term capital gain or loss. Long-term capital gains recognized by individuals are subject to a more favorable rate of tax (currently, a maximum rate of 15%) than ordinary income. There are limitations imposed on the ability of individuals to deduct capital losses against their ordinary income.

        Tax Withholding.    At the time you recognize ordinary income, we will have an income and employment tax (e.g., FICA) withholding obligation with respect to that income, much like the obligation that arises when we pay you your salary or a bonus. This ordinary income resulting from the vesting of your restricted stock (or acquisition of the shares if you file a Section 83(b) election) will be reflected on your year-end Form W-2 reported to the Internal Revenue Service. The income tax withholding may be insufficient to cover your final income tax liability with respect to the shares issued to you. You should consult with your own tax advisor to determine whether you should make estimated tax payments for the year in which you recognize ordinary income under your restricted stock award.

        As a condition to our delivering shares of common stock to you, you must make arrangements with us to satisfy these tax withholding obligations. We are offering you two alternatives (unless you file a Section 83(b) election) to satisfy your income and employment tax obligations. The alternatives are as follows:

  •
  You may elect to sell a portion of the vested shares on each semi-annual vesting date in an amount at least sufficient to provide for the required minimum income and employment withholding taxes. If you make this election, E*TRADE will automatically sell on the vesting date (or on the next business day if the vesting date is not a day on which the markets are open for trading) the required number of shares and withhold from the sale proceeds, net of sale commissions and fees, the required minimum income and employment withholding taxes and remit them directly to us.

  •
  You may elect to pay us, on or before the third business day following each semi-annual vesting date, the required minimum income and employment withholding taxes by delivering a personal check to us. You will be prevented from transferring or selling the vesting shares in your E*TRADE account until we have received your check.

        You will be required to make a separate election for each restricted stock award you receive in the exchange program at the time you receive your restricted stock agreement. This election will be made by submitting to us a Tax Withholding Election Form, a form of which we filed as an exhibit to the Tender Offer Statement on Schedule TO (to which this document is also an exhibit) that we filed with the Securities and Exchange Commission. Your election will apply on each vesting date throughout the vesting period of the award. However, if you elect to sell shares in accordance with the first alternative described above and you are not an "insider employee" described below, you may change this election for any vesting date by notifying us in writing at least 30 days prior to the vesting date that you wish to pay the required withholding taxes by delivering a personal check in accordance with the second alternative above. This election can be made by mailing or faxing to us a form we will provide for this purpose. If you have elected to sell shares to pay withholding taxes and do not notify us in writing at least 30 days prior to a semi-annual vesting date that you wish to pay by check, or if you have elected to pay withholding taxes by check but fail to deliver your check in the correct amount on or before the third business day following the applicable vesting date, we will be authorized to instruct E*TRADE to sell on your behalf a number of shares as described in the first alternative above sufficient to satisfy your income and employment tax obligation.

        You are an "insider employee" if you have been notified that you are permitted to trade Zoran shares only during an open trading window in accordance with our securities trading policies. If you are an insider employee who elects to sell vested shares to satisfy your tax obligations, you will be required to establish a written trading plan that complies with the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934 and our securities trading policies. A written trading plan is an agreement between you and E*TRADE that directs E*TRADE to sell on each semi-annual vesting date (or the next business day thereafter) a specified number of shares which have vested under your restricted stock award. The number of shares specified for sale must be at least that number sufficient to provide for the required minimum income and employment withholding tax obligation arising on the vesting date. You must establish your trading plan at a time when our trading window is open and you are not otherwise in possession of material nonpublic information about Zoran or its securities. Once established, your trading plan will remain in effect until all of the tax withholding obligations in connection with your restricted stock award have been satisfied. Trading plans may not be modified or terminated except in compliance with our securities trading policies. Insider employees who elect to sell vested shares to satisfy their tax withholding obligations will not be permitted to change this election in order to pay the required withholding taxes by personal check. However, if, as a result of a suspension of your trading plan in compliance with our securities trading policies, shares may not be sold under the trading plan on a vesting date (or the next business day thereafter), we will withhold, in the manner described below, shares that would otherwise be released to you on the vesting date and will withhold from your first paycheck (and subsequent paychecks if necessary) following the vesting date an amount sufficient to satisfy any unsatisfied portion of your tax withholding obligation unless you pay such amount to us by personal check.

        If you choose to file a Section 83(b) election with respect to a restricted stock award, you will be required to so certify in your Tax Withholding Election Form for that award. In addition, you are required by IRS regulations to submit to Zoran a copy of your Section 83(b) election filed with the IRS. At the time you file your Section 83(b) election, you will also be required to make a one-time cash payment to Zoran to cover the income and employment withholding tax due based on the fair market value on the grant date of all of the shares subject to the restricted stock award.

        In addition to the methods described above, we may, at our discretion, permit or require satisfaction of the tax withholding requirements by withholding from the number of shares of our common stock vesting under your restricted stock award a number of shares (rounded down to the nearest whole share) determined by multiplying the number of shares becoming vested by the combined minimum statutory income and employment tax withholding rates applicable to you. You would be required to pay by personal check any additional required withholding tax related to a fractional share. Regardless of which tax withholding alternative is used, you will also authorize us to withhold from your first paycheck (and subsequent paychecks if necessary) following the vesting date an amount sufficient to satisfy any unsatisfied portion of your required tax withholding.

        If your employment with us is terminated for any reason after you have received shares of common stock but before you have satisfied your income and employment withholding tax obligation, you will authorize us to instruct E*TRADE to sell on your behalf a number of shares as described in the first alternative above sufficient to satisfy your income and employment tax obligation, and we will deduct the entire amount of any remaining tax obligation from your final paycheck.

        Considerations with Respect to Incentive Stock Options.    You should note that there is a risk that any eligible options you hold which are incentive stock options may be affected, even if you do not participate in the offer. We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in the option exchange program.

        However, the IRS may characterize the option exchange program as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of the incentive stock options eligible for exchange. This does not necessarily mean that our offer to exchange options will be viewed the same way. Private letter rulings issued by the IRS contain its opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling or assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We, therefore, do not know if the IRS will assert the position that our option exchange program constitutes a "modification" of incentive stock options that can be tendered. A successful assertion by the IRS of this position could, in some cases, cause an option to cease to qualify as an incentive stock option. In other cases, such a successful assertion by the IRS could extend the option's holding period necessary to qualify for favorable tax treatment. Accordingly, to the extent you dispose of shares you acquire by exercising an incentive stock option you do not tender in the offer prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option.

Section 15. Considerations Specific to Eligible Employees Outside of the United States.

        If you are eligible to participate in the offer and are employed outside of the United States, you are subject to the terms of the offer as described in this offer to exchange. International employees should refer to Appendix C ("Guide to International Issues") to this offer to exchange for a discussion of the tax and other consequences of accepting or rejecting the offer under various foreign laws. If you are an employee who is a tax resident or citizen of a foreign jurisdiction or are otherwise subject to a tax liability in a foreign jurisdiction and you participate in this offer, you may be liable for tax and social insurance contributions on the restricted stock units or the shares of our common stock to be issued in settlement of those awards. Subject to any modification required to comply with local law, we expect to satisfy our tax withholding obligations with respect to our international employees by using the procedures described under "Tax Withholding" in Section 14 above. In addition, you may have exchange control reporting obligations.

        General summaries of the tax and certain other legal implications of participating in the offer for employees outside of the United States can be found in Appendix C of this offer to exchange. However, these tax discussions are general in nature and are necessarily incomplete and may not apply to your specific circumstances. In addition, tax consequences change frequently and occasionally on a retroactive basis. We therefore strongly recommend you consult with your personal tax advisor in your own country about the effect on your personal tax situation if you choose to participate in the offer.

        If you are eligible for the offer and you live or work in one country but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance contribution consequences which may apply to you. Again, you should consult your own tax advisor to discuss these consequences.

        Before accepting the offer, we recommend that you consult with your own tax advisor to determine the tax and social contribution consequences of participating in the offer.

Section 16. Extension of Offer; Termination; Amendment.

        We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 7 ("Conditions of the Offer") of Part III of this document has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and thereby delay the acceptance for exchange of any options by giving oral, written or electronic notice of such extension to the option holders or making a public announcement thereof.

        We also expressly reserve the right, in our reasonable judgment, prior to the expiration date of the offer to terminate or amend the offer and postpone our acceptance and cancellation of any options that you elect to exchange upon the occurrence of any of the conditions specified in Section 7 of this document by giving oral, written or electronic notice of such termination or postponement to you or by making a public announcement thereof. Notwithstanding the foregoing, we will pay the consideration offered or return the options elected for exchange promptly after termination or withdrawal of the offer to exchange.

        Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 7 has occurred or is deemed by us to have occurred, to amend the offer in any respect.

        Amendments to the offer may be made at any time and from time to time. In the case of an extension, the amendment will be issued no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced expiration date. Any amendment of the offer will be disseminated promptly in a manner reasonably designed to inform option holders of the change. Without limiting the manner in which we may choose to disseminate any amendment of this offer, except as required by law, we have no obligation to publish, advertise, or otherwise communicate any dissemination.

        If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer. Except for a change in the amount of consideration or change in percentage of securities sought, the amount of time by which we will extend the offer following a material change in the terms of the offer or information concerning the offer will depend on the facts and circumstances, including the relative materiality of the information. If we decide to take any of the following actions, we will notify you and extend the expiration date to the tenth business day after the date of the notice (unless the expiration date as originally scheduled is already on or after the tenth business day):

  •
  we increase or decrease the per share exchange value of the options (i.e., increase or decrease what we will give you in exchange for your options);

  •
  we change the type of options eligible to be tendered for exchange in the offer; or

  •
  we increase the number of options eligible to be tendered for exchange in the offer such that the common shares underlying the increased options exceed 2% of the common shares issuable upon exercise of the options that are subject to the offer immediately prior to the increase.

        A "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

Section 17. Fees and Expenses.

        We will not pay any fees or commissions to any broker, dealer or other person for asking option holders to exchange options under this offer.

Section 18. Additional Information.

        With respect to the offer, we have filed with the Securities and Exchange Commission a Tender Offer Statement on Schedule TO, of which this offer to exchange is a part. This offer to exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that, in addition to this offer to exchange, the Letter of Transmittal and the Notice of Withdrawal, you review the Schedule TO, including its exhibits, before deciding whether or not to exchange your options. We are subject to the informational filing requirements of the Securities Exchange Act of 1934 and, in accordance with that act, are obligated to file reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial condition and other matters. Such reports, proxy statements and other information include the following, which are incorporated herein by reference:

  •
  our Annual Report on Form 10-K for our fiscal year ended December 31, 2004, filed with the Commission on March 31, 2005, and amendment on Form 10-K/A filed with the Commission on May 2, 2005;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, filed with the Commission on May 10, 2005, August 9, 2005 and November 9, 2005, respectively;

  •
  our Current Reports on Form 8-K filed with the Commission on August 3, 2005, August 24, 2005, October 26, 2005, October 31, 2005, November 10, 2005, November 30, 2005 and January 6, 2006;

  •
  our Form S-8 registration statements registering shares to be issued under our 2005 Equity Incentive Plan, 2005 Outside Directors Equity Incentive Plan and 1995 Employee Stock Purchase Plan filed with the Commission on August 9, 2005;

  •
  our definitive proxy statement for our 2005 annual meeting of stockholders, filed with the Commission on June 1, 2005 and supplemental proxy statements filed with the Commission on July 20, 2005 and July 22, 2005 respectively; and

  •
  the description of our common stock included in our registration statement on Form S-1, Registration No. 333-125948 filed with the Commission on June 17, 2005, including any amendments or reports filed for the purpose of updating such description;

and any amendment or report filed for the purpose of updating such descriptions may be examined, and copies may be obtained, at the Securities and Exchange Commission's public reference room in Washington, D.C. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-732-0330. Our filings are also available to the public on the Securities and Exchange Commission's Internet site at http://www.sec.gov and our website at http://www.zoran.com.

        Our common stock is quoted on the Nasdaq National Market under the symbol "ZRAN," and our filings with the Commission can also be read at the offices of the Nasdaq National Market.

        We will also provide without charge to each person to whom a copy of this offer to exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). You may request by writing to Karen Pereira, Zoran Corporation, 1390 Kifer Road, Sunnyvale, CA 94086, USA, or telephoning at +1 (408) 523-6596 between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time.

        As you read the documents listed in this Section 18, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this offer to exchange, you should rely on the statements made in the most recent document.

        The information contained in this offer to exchange about the Company should be read together with the information contained in the documents to which we have referred you.

Section 19. Forward-Looking Statements.

        Our reports filed with the Commission referred to above include forward-looking statements which reflect the Company's views as of the time of the filing of the respective reports with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, the following:

  •
  Our quarterly revenues and operating results fluctuate due to a variety of factors, which may result in volatility or a decline in the prices of our stock.

  •
  Our customers experience fluctuating product cycles and seasonality, which causes their sales to fluctuate.

  •
  Product supply and demand in the semiconductor industry is subject to cyclical variations.

  •
  Our success for the foreseeable future will be dependent on growth in demand for integrated circuits for a limited number of applications.

  •
  Our financial performance is highly dependent on the timely and successful introduction of new and enhanced products.

  •
  We must keep pace with rapid technological changes and evolving industry standards to remain competitive.

  •
  We rely on independent foundries and contractors for the manufacture, assembly and testing of our integrated circuits and other hardware products, and the failure of any of these third parties to deliver products or otherwise perform as requested could damage our relationships with our customers and harm our sales and financial results.

  •
  Because foundry capacity is limited from time to time, we may be required to enter into costly long-term supply arrangements to secure foundry capacity.

  •
  If our independent foundries do not achieve satisfactory yields, our relationships with our customers may be harmed.

  •
  We face competition or potential competition from companies with greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed.

  •
  Our products are characterized by average selling prices that decline over relatively short time periods; if we are unable to reduce our costs or introduce new products with higher average selling prices, our financial results will suffer.

  •
  We derive most of our revenue from sales to a small number of large customers, and if we are not able to retain these customers, or they reschedule, reduce or cancel orders, our revenues would be reduced and our financial results would suffer.

  •
  Our products generally have long sales cycles and implementation periods, which increases our costs in obtaining orders and reduces the predictability of our operating results.

  •
  We are not protected by long-term contracts with our customers.

  •
  Regulation of our customers' products may slow the process of introducing new products and could impair our ability to compete.

  •
  We are dependent upon our international sales and operations; economic, political or military events in a country where we make significant sales or have significant operations could interfere with our success or operations there and harm our business.

  •
  Our business and future operating results could be harmed by terrorist activity or armed conflict.

  •
  The prices of our products may become less competitive due to foreign exchange fluctuations.

  •
  Our ability to compete could be jeopardized if we are unable to protect our intellectual property rights.

  •
  We are involved in several lawsuits.

  •
  Claims and litigation regarding intellectual property rights could seriously harm our business and require us to incur significant costs.

  •
  If necessary licenses of third-party technology are not available to us or are very expensive, our products could become obsolete.

  •
  If we are not able to apply our net operating losses against taxable income in future periods, our financial results will be harmed.

  •
  Any additional acquisitions we make could disrupt our business and severely harm our financial condition.

  •
  Our products could contain defects, which could reduce sales of those products or result in claims against us.

  •
  If we do not maintain current development contracts or are unable to enter into new development contracts, our business could be harmed.

  •
  Other factors referenced in this offer and discussed under the heading "Future Performance and Risk Factors" in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2005 and in Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

        When considering forward-looking statements, you should keep in mind the foregoing risk factors and other cautionary statements in such filings. Should one or more of the risks and uncertainties described above or elsewhere in these filings occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement herein, except as otherwise required by applicable federal securities laws.

        All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

January 6, 2006	Zoran Corporation

APPENDIX A

SCHEDULE OF EXCHANGE RATIOS

Grant Date	Exercise Price	Exchange Ratio
11/1/1999	$20.1250	5.9133
12/1/1999	$28.9167	6.9124
12/6/1999	$30.0000	7.0187
12/27/1999	$20.1230	7.0845
1/26/2000	$32.0833	8.3635
3/3/2000	$35.0000	7.2816
3/15/2000	$36.0000	7.3529
4/14/2000	$26.0000	6.2311
4/17/2000	$28.3333	6.4609
4/24/2000	$28.4167	6.4536
5/10/2000	$27.5000	6.3202
5/25/2000	$22.3333	5.7713
6/5/2000	$30.5000	6.5550
7/28/2000	$27.3333	6.1294
8/1/2000	$28.6667	6.2500
10/18/2000	$27.2917	5.9625
10/23/2000	$33.8333	6.5056
10/30/2000	$31.4479	6.2874
11/1/2000	$33.5417	6.4655
11/8/2000	$30.3750	6.1813
11/20/2000	$25.5000	5.7496
1/2/2001	$20.6271	5.2857
1/26/2001	$23.8149	5.5031
2/1/2001	$24.0024	5.5444
7/6/2001	$21.9800	5.1606
7/24/2001	$23.3200	5.2245
8/13/2001	$23.8133	5.2356
8/28/2001	$22.9067	5.1546
9/4/2001	$22.1733	5.0951
10/1/2001	$22.2922	5.0840
10/1/2001	$22.2922	5.0731
11/23/2001	$21.7067	4.9834
11/26/2001	$22.9533	5.0590
12/3/2001	$34.1734	5.7826
12/3/2001	$23.3333	5.0761
12/10/2001	$24.3333	5.1300
12/17/2001	$22.7667	5.0223
12/18/2001	$23.4733	5.0676
1/3/2002	$22.8333	5.0100
1/4/2002	$23.0333	5.0201
1/16/2002	$21.2600	4.9020
1/17/2002	$21.8000	4.9342
2/19/2002	$20.5733	4.8217
2/20/2002	$21.0667	4.8544
2/22/2002	$21.0867	4.8504

2/25/2002	$21.2867	4.8627
3/1/2002	$24.2333	5.0336
3/4/2002	$26.6667	5.1710
3/20/2002	$26.2333	5.1370
3/28/2002	$29.1200	5.2817
4/1/2002	$31.8133	5.4230
4/5/2002	$24.7867	5.0336
4/8/2002	$24.7133	5.0209
4/22/2002	$25.6267	5.0619
4/25/2002	$25.6933	5.0676
5/1/2002	$22.8933	4.8930
5/1/2002	$22.8933	4.8930
5/15/2002	$26.2700	5.0684
5/23/2002	$24.0000	4.9383
6/24/2002	$20.9500	4.7368
6/28/2002	$22.9100	4.8450
7/1/2002	$20.9900	4.7315
7/8/2002	$20.1900	4.6816
11/27/2002	$21.8100	4.6598
12/2/2002	$23.5100	4.7393
6/2/2003	$20.5200	4.4638
7/3/2003	$20.9100	4.4643
7/10/2003	$22.3700	4.5208
7/14/2003	$24.5100	4.6154
7/15/2003	$24.7800	4.6216
7/16/2003	$24.6000	4.6189
7/17/2003	$24.1600	4.5925
7/23/2003	$21.7822	4.5000
7/24/2003	$23.5000	4.5608
7/28/2003	$26.3700	4.6788
8/1/2003	$23.5824	4.5584
8/1/2003	$26.4000	4.6778
8/11/2003	$23.9100	4.5642
8/13/2003	$23.1100	4.5300
8/22/2003	$25.1600	4.6083
9/8/2003	$26.1700	4.6440
9/15/2003	$24.8500	4.5802
9/17/2003	$25.4500	4.6030
9/25/2003	$20.3500	4.3860
1/12/2004	$20.3000	4.3290
1/20/2004	$22.2000	4.3956
1/26/2004	$20.5000	4.3228

APPENDIX B

INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS
OF
ZORAN CORPORATION

        The directors and executive officers of Zoran Corporation, their positions and offices as of January 6, 2006 are set forth in the following table:

Name	Positions and Offices Held
Levy Gerzberg, Ph.D.	President and Chief Executive Officer, Director
Uzia Galil	Chairman of the Board of Directors
Raymond A. Burgess	Director
James D. Meindl	Director
James B. Owens, Jr.	Director
David Rynne	Director
Karl Schneider	Senior Vice President, Finance and Chief Financial Officer
Isaac Shenberg, Ph.D.	Senior Vice President, Business and Strategic Development
Arthur B. Stabenow	Director
Philip M. Young	Director

        The address of each director and executive officer is c/o Zoran Corporation, 1390 Kifer Road, Sunnyvale, CA 94086. The telephone number for each director and executive officer is +1 (408) 523-6500.

APPENDIX C

GUIDE TO INTERNATIONAL ISSUES

Zoran Corporation
Offer to Exchange: A Guide to Issues in Germany

        This supplement has been prepared to provide employees subject to tax in Germany with a summary of the tax consequences of the option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

        If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

        You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

        You will be subject to income tax and social security at the time shares of Zoran common stock are issued to you. The amount subject to income tax will be the lowest share price on the date when the shares are issued to you. Additionally, solidarity surcharge of 5.5% and church tax (where applicable) of 8 or 9% will be payable on the amount of income tax payable.

Subsequent Sale of Shares

        If you sell the shares more than twelve months after the shares are issued to you, you will not be subject to capital gains tax upon the sale of your shares. Otherwise, you will be subject to income tax and solidarity surcharge on half of the difference between the sales proceeds and the lowest share price of the shares on the date of transfer of the shares to you at your marginal income tax rates.

Withholding and Reporting

        Zoran is required to withhold income tax, solidarity surcharge, church tax (if applicable), and social security contributions for the month in which the shares are transferred to you. However, social security charges are subject to annual ceilings of €62,400 (€52,800 in newly formed German states, 2005 rates) for pension and unemployment insurance and €42,300 (2005 rates) in both old and newly formed German states for health and nursing insurance (i.e., if your income from employment already exceeds these amounts, no further contributions will be payable). Zoran must also report the benefits in the individual and collective wage tax reports and on your wage tax card provided to the tax authorities. You are required to file a personal income tax return annually and include income from employee share plans. Generally, the tax return must be filed by May 31 of the year following the taxable event. If the amount withheld is not sufficient to cover your actual liability, you will be responsible for paying the deficiency.

i

Zoran Corporation
Offer to Exchange: A Guide to Issues in Hong Kong

        This supplement has been prepared to provide employees subject to tax in Hong Kong with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

        If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

        You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

        You will be subject to income tax at the time the restricted stock units vest. The amount subject to income tax will be the fair market value of the underlying shares on the date the restricted stock units vest. Your share plan income is not subject to social security in Hong Kong.

Subsequent Sale of Shares

        When you sell your shares, you will not be subject to capital gains tax upon the sale of your shares.

Withholding and Reporting

        Zoran is not required to withhold income tax at the time of vesting of the restricted stock units. You will be required to file a personal income tax return annually to report your income including the income at vesting of the restricted stock units. The return must be filed within 30 days of being issued. In general, the tax return is issued at the beginning of May of each year.

Zoran Corporation
Offer to Exchange: A Guide to Issues in Israel

        This supplement has been prepared to provide employees subject to tax in Israel with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

        If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

        Based on a ruling issued to Zoran's Israeli subsidiary by the Income Tax Authority of Israel, the exchange of eligible options for restricted stock units will be taxed as follows, regardless of whether or not the eligible options elected for exchange were subject to taxation under Section 102 of the Income Tax Ordinance, 1961 (capital gain tax track) and the Income Tax Regulations (Tax Relief in Allocation of Stock to Employees), 2003 (together, "Section 102"):

        Exchange of Options That Are Unvested At the Date of the Exchange.    You should not be subject to tax as a result of the exchange for restricted stock units of any portion of an eligible option which is unvested as of the date of the exchange.

        Exchange of Options That Are Vested At the Date of the Exchange.    For portions of options that are vested as of the date of the exchange, you must elect one of the two following alternative methods of taxation:

  1.
  Taxation at Time of Exchange.    You may elect to be taxed at the time of the exchange on an amount of ordinary income equal to the market value on the date of the exchange of the restricted stock units you receive. This income will be subject to income tax at your marginal income tax rate of up to 49% (based on 2005 tax rates) and to national insurance if you have not reached the national insurance ceiling. This tax liability will be payable within 30 days following the date of the exchange. Following the date of the exchange, the restricted stock units will be taxed under the terms and conditions of Section 102 (capital gain tax track). (See "Vesting of Restricted Stock Units" and "Subsequent Sale of Shares" below.)

  2.
  Taxation at Time of Sale.    You may elect to defer taxation until you sell the shares issued to you in settlement of your restricted stock units. (See "Vesting of Restricted Stock Units" and "Subsequent Sale of Shares" below.)

        Zoran will provide you with an election form by which you may indicate under which of these two alternatives you wish to be taxed.

Vesting of Restricted Stock Units

        You will not be subject to income tax or national insurance at the time the restricted stock units vest and shares of Zoran common stock are issued to you provided that the Zoran 2005 Equity Incentive Plan, under which the restricted stock units will be issued, is approved by the Income Tax

Authority under Section 102. Zoran has applied to the Income Tax Authority for such approval. Further, to comply with the requirements of Section 102, your restricted stock units and any shares issued in settlement of the award must be held subject to the control of a trustee selected by Zoran and pursuant to the terms and conditions of a trust agreement between the trustee and Zoran's Israeli subsidiary for a period not shorter that the expiration of a holding period required by Section 102 (capital gain tax track).

Subsequent Sale of Shares

        Provided that the 2005 Equity Incentive Plan is approved by the Income Tax Authority under Section 102, you will be subject to taxation upon your sale of shares received in settlement of your restricted stock units as follows:

        Restricted Stock Units Received in Exchange for Options That Were Unvested at the Date of the Exchange.    At the date of sale of the shares, you will be subject to taxation as follows:

  1.
  For each share that you sell, you will be taxed at your marginal tax rate of up to 49% (based on 2005 tax rates) on the average market price per share of Zoran's common stock for the 30 trading days prior to the date of the exchange. This amount will also be subject to national insurance if your total annual income does not exceed the national insurance ceiling. If the shares decline in value between the date of exchange and the date of sale, you will be taxed on the market price of the shares on the date on which you sell them.

  2.
  The excess (if any) of the sale proceeds over the amount subject to income tax as described above will be taxed at the capital gain tax rate of 25%, provided that you meet the holding period requirements of Section 102. You will be required to hold the restricted stock units and the shares received in settlement of your award for either 24 months from the end of the tax year in which the restricted stock units were granted to you or 30 months from the date on which the restricted stock units were granted to you. If you do not satisfy either of these holding period requirements, you will be subject to income tax at your marginal income tax rate of up to 49%.

        Restricted Stock Units Received in Exchange for Options That Were Vested at the Date of the Exchange.

  1.
  Election to be taxed at time of exchange.    If you elected to be taxed at the time of exchange, then upon your sale of the shares you receive in settlement of your restricted stock units, the excess (if any) of the sale proceeds over the amount subject to income tax at the date of the exchange will be taxed at the capital gain tax rate of 25%, provided that you meet the holding period requirement of Section 102. If you do not satisfy the holding period requirement, you will be subject to income tax on this additional amount at your marginal income tax rate of up to 49% (based on 2005 tax rates).

    If you have a capital loss (i.e., the value of the restricted stock units at the date of exchange is greater than the value of the shares at the date of sale), you will have no additional tax liability. This capital loss cannot be used to decrease the amount subject to income tax at the date of the exchange.

  2.
  Election to defer taxation until sale.    If you elected to defer taxation until you sell the shares issued to you in settlement of your restricted stock units, you will be taxed as follows:

  a.
  For each share sold, you will be subject to income tax at your marginal income tax rate, as applicable at the day of sale, and national insurance if you have not reached the applicable ceiling, on the greater of:

  i.
  an amount equal to the sale proceeds (reduced by any costs of sale) multiplied by a ratio, the numerator of which is the period between the date on which the exchanged option was granted and the date on which restricted stock units were granted and the denominator of which is the period between the date on which the exchanged option was granted and the date on which the shares are sold; or

      ii.
      the average market price of Zoran's shares of common stock for the 30 trading days prior to the date of the exchange.

    b.
    The balance of the sale proceeds in excess of the amount previously subject to tax (if any) will be taxed at the capital gain tax rate of 25%, provided that you meet the holding period requirement of Section 102. If you do not satisfy the holding period requirement, you will be subject to income tax at your marginal income tax rate of up to 49% (based on 2005 tax rates).

Withholding and Reporting

        Zoran or the trustee will withhold income tax and national insurance (if applicable) on your stock option exchange and/or income upon the sale of shares you receive in settlement of your restricted stock units and report the income in accordance to Section 102 (assuming that the 2005 Equity Incentive Plan is approved under Section 102 by the Income Tax Authority), as follows:

  1.
  If you elect to be taxed immediately on the date of the exchange on the value of your restricted stock units at your ordinary income tax rate, Zoran or the trustee will withhold income tax and national insurance (if applicable), and will report such income to the tax authorities within 30 days following the date of exchange.

  2.
  If you elect to defer taxation to the date of your sale of the shares acquired in settlement of your restricted stock units, Zoran or the trustee will withhold income tax and national insurance (if applicable), and will report such income to the tax authorities within the usual salary reporting deadlines.

        Following your termination of employment with Zoran, the trustee will be responsible for withholding and reporting income tax and national insurance upon your sale of shares.

Examples

        The following examples illustrate the alternative tax treatment described above resulting from an employee's election either (1) to be taxed on the date of the exchange on the value of restricted stock units at the ordinary income tax rate (ordinary income tax track) or (2) to defer taxation to the date of sale of the shares received in settlement of restricted stock units (capital gain tax track).

Example 1: Exchange of Options That Are Vested At the Date of the Exchange—Gain on Sale of Shares

Assumptions:
•	Option grant date: August 11, 2003	•	Number of RSUs granted: 608
•	Option exercise price: $23.91	•	Date of exchange: February 6, 2006
•	Number of options eligible for exchange: 2,776	•	Date of sale of shares: January 5, 2010
•	Market value of each RSU on date of	•	Share price on date of sale: $20
	exchange (i.e. price of underlying shares): $17	•	Marginal income tax rate: 49%
•	Average share price for the 30 days prior to date of exchange: $16	•	All the underwater options were vested at date of exchange.
•	Employee has already met the national insurance ceiling with his/her employment income (i.e. no additional national insurance taxes required to be withheld).

v

Employee elects to be taxed at exchange:

  Market value of RSUs at date of exchange = 608 × $17 = $10,336
  Total sale proceeds = 608 × $20 = $12,160

  On the date of exchange, employee pays income taxes of 49% × $10,336 = $5,065
  On the date of sale, employee pays capital gain tax of 25% × ($12,160-$10,336) = $456

  Total taxes paid = $5,065 + $456 = $5,521

Employee elects to be taxed at sale of shares:

        On the date of sale, employee's income taxes will be the greater of:

  1.
  49% × 2.4year/6.4year × 608 × $20 = $2,234; or

  2.
  49% × 608 × $16 = $4,767

        In addition, employee pays capital gain tax of 25% × [$12,160-(608 × $16)] = $608

        Total taxes paid = $4,767 + $608 = $5,375

Example 2: Exchange of Options That Are Vested At the Date of the Exchange—Loss on Sale of Shares

Assumptions:
•	Option grant date: July 28, 2000	•	Number of RSUs granted: 271
•	Option exercise price: $27.3333	•	Date of exchange: February 6, 2006
•	Number of options eligible for exchange: 1,666	•	Date of sale of shares: January 4, 2010
•	Market value of each RSU on date of	•	Share price on date of sale: $12
	exchange (i.e. price of underlying shares): $16	•	Marginal income tax rate: 49%
•	Average share price for the 30 days prior to date of exchange: $16	•	All the underwater options were vested at date of exchange.
•	Employee has already met the national insurance ceiling with his/her employment income (i.e. no additional national insurance taxes required to be withheld).

Employee elects to be taxed at exchange:

  Market value of RSUs at date of exchange = 271 × $16 = $4,336
  Total sale proceeds = 271 × $12 = $3,252

  On the date of exchange, employee pays income taxes of 49% × $4,336 = $2,125
  On the date of sale, employee has a capital loss of $3,252-$4,336 = ($1,084)
  No additional tax will be paid. This capital loss cannot be used to decrease the amount previously subject to income tax.

  Total taxes paid = $2,125

Employee elects to be taxed at sale of shares:

        On the date of sale, employee's income tax will be the higher of:

  1.
  49% × 5.5year/9.5year × 271 × $12 = $923; or

  2.
  49% × 271 × $16 = $2,125

  On the date of sale, employee has a capital loss of $3,252-$4,336 = ($1,084)
  No additional tax will be paid. This capital loss cannot be used to decrease the amount previously subject to income tax.

  Total taxes paid = $2,125

Example 3: Exchange of Options That Are Unvested At the Date of the Exchange

Assumptions:
•	Option grant date: May 15, 2002	•	Number of RSUs granted: 592
•	Option exercise price: $26.27	•	Date of exchange: February 6, 2006
•	Number of options eligible for exchange: 3,000	•	Date of sale of shares: January 4, 2010
•	Market value of each RSU on date of	•	Share price on date of sale: $20
	exchange (i.e. price of underlying shares): $17	•	Marginal income tax rate: 49%
•	Average share price for the 30 days prior to date of exchange: $16	•	All the underwater options were vested at date of exchange.
•	Employee has already met the national insurance ceiling with his/her employment income (i.e. no additional national insurance taxes required to be withheld).

At time of exchange:

        On the date of exchange, no income tax is payable.

At time of sale of shares:

  Market value of RSUs at date of exchange = 592 × $16 = $9,472
  Total sales proceeds = 592 × $20 = $11,840

  On the date of sale, employee pays income taxes of 49% × $9,472 = $4,641
  On the date of sale, you employee pays capital gain tax of 25% × ($11,840-$9,472) = $592

  Total taxes paid = $4,641 + $592 = $5,233

Zoran Corporation
Offer to Exchange: A Guide to Issues in Japan

        This supplement has been prepared to provide employees subject to tax in Japan with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

        If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

        You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

        You will be subject to income tax at the time the restricted stock units vest. The amount subject to income tax will be the fair market value of the underlying shares on the date the restricted stock units vest. Your share plan income is not subject to social security in Japan.

Subsequent Sale of Shares

        When you sell your shares, you will be subject to capital gains tax upon the sale of your shares on the difference between the sale proceeds and the fair market value of the shares at vesting.

Withholding and Reporting

        Zoran is not required to withhold income tax at the time of vesting of the restricted stock units. You will be required to file a personal income tax return annually to report your income including the income at vesting of the restricted stock units. The return must be filed by March 15 of each year.

Zoran Corporation
Offer to Exchange: A Guide to Issues in the People's Republic of China

        This supplement has been prepared to provide employees subject to tax in the People's Republic of China with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

        If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

        You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

        You will be subject to income tax at the time the restricted stock units vest. The amount subject to income tax will be the closing market price of the underlying shares on the date the restricted stock units vest. Your share plan income is not subject to social security in the People's Republic of China.

Subsequent Sale of Shares

        When you sell your shares, you will be subject to capital gains tax upon the sale of your shares on the difference between the sale proceeds and closing price of the underlying shares on the date of vesting. You are responsible for reporting the income in your personal income tax return within 7 days of the month following the month when gains are realized on the sale of shares.

Withholding and Reporting

        Zoran is required to withhold income tax at the time of vesting of the restricted stock units. In addition, you are responsible for reporting the income and paying the capital gains tax in your personal income tax return within 7 days of the month following the month when gains are realized on the sale of shares.

Zoran Corporation
Offer to Exchange: A Guide to Issues in the Republic of China (Taiwan)

        This supplement has been prepared to provide employees subject to tax in the Republic of China (Taiwan) with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

        If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

        You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

        You will be subject to income tax at the time the restricted stock units vest. The amount subject to income tax will be the closing market price of the underlying shares on the date the restricted stock units vest. Your share plan income is not subject to social security in the Republic of China (Taiwan).

Subsequent Sale of Shares

        When you sell your shares, you will be subject to capital gains tax upon the difference between the sale proceeds and the fair market value of the shares at vesting.

Withholding and Reporting

        Zoran is not required to withhold income tax at the time of vesting of restricted stock units. You will be required to file a personal income tax return annually to report your income including the income at vesting of restricted stock units. The return must be filed in the period from May 1 to May 31 of each year.

x

Zoran Corporation
Offer to Exchange: A Guide to Issues in South Korea

        This supplement has been prepared to provide employees subject to tax in South Korea with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

        If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

        You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

        You will be subject to income tax at the time the restricted stock units vest. The amount subject to income tax will be the fair market value of the underlying shares on the date the restricted stock units vest. Your share plan income may not be subject to social security (i.e. National Pension, Medical Insurance and Unemployment taxes) in Korea.

Subsequent Sale of Shares

        When you sell your shares, you will be subject to capital gains tax upon the difference between the sale proceeds and the fair market value of the shares at vesting. Generally, capital gain on a stock sale would be taxed at a flat tax rate. You may take an annual deduction on your Capital Gains Tax Return. If you file a preliminary return to report your capital gains and pay the relevant taxes on a monthly basis, you may also receive a 10% credit on the amount of capital gains tax you owe.

Withholding and Reporting

        Zoran is not required to withhold income tax at the time of vesting of restricted stock units. You will be required to file a personal income tax return annually to report your income including the income at vesting of restricted stock units. The return must be filed by May 31 of each year.

Zoran Corporation
Offer to Exchange: A Guide to Issues in the United Kingdom

        This supplement has been prepared to provide employees subject to tax in the United Kingdom with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

        If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

        You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

        You will be subject to income tax at the time the restricted stock units vest. The amount subject to income tax will be the fair market value of the underlying shares on the date the restricted stock units vest. Zoran will be responsible for tax withholding under the Pay-As-You-Earn (PAYE) system in relation to the tax due on the income realized on vesting of restricted stock units and, therefore, for paying the income tax withheld to Her Majesty's Revenue & Customs (HMRC) on your behalf. Both you and Zoran are required to pay social security (National Insurance Contributions or NIC) on the gain recognized from the vesting of restricted stock units. This will be based upon the rates prevailing at that time. Your rate of contribution will be either 11%, or if you are contracted out of S2P's 8.4% subject to the current upper earnings limit of £32,760 (2005/06 rate); above which you will have an additional national insurance obligation of 1%, which is not subject to any earnings limit.

Subsequent Sale of Shares

        When you sell your shares, you will be subject to capital gains tax upon the difference between the sale proceeds and the fair market value of the shares at vesting. Every individual has an annual exemption from capital gains tax (2005/06, £8,500). In addition, if you are still employed by Zoran at the time of sale, business assets taper relief should be available, which, subject to the length of time you hold the shares after the date of acquisition, could reduce the effective rate of capital gains tax.

Number of Years Shares Held After Issuance	Taxable Portion of Gain	Highest Capital Gain Tax Rate
Less than one year	100%	40%
One year but less than two years	50%	20%
Two years or more	25%	10%

Withholding and Reporting

        Zoran is required to withhold income tax and NIC at the time of vesting of restricted stock units. You are required to file a personal income tax return annually to report your income including income earned from any employee share plans and/or gains realized on the sale of shares. Your tax return must be filed with the tax authorities by January 31 of each year.

QuickLinks

  Exhibit (a)(1)(A)
OFFER TO EXCHANGE RESTRICTED STOCK OR RESTRICTED STOCK UNITS FOR CERTAIN OUTSTANDING STOCK OPTIONS
IMPORTANT NOTICE
TABLE OF CONTENTS
I. SUMMARY TERM SHEET
II. CERTAIN RISKS OF PARTICIPATING IN THE OFFER
III. THE OFFER
APPENDIX A SCHEDULE OF EXCHANGE RATIOS
APPENDIX B INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF ZORAN CORPORATION
APPENDIX C GUIDE TO INTERNATIONAL ISSUES